As filed with the Securities and Exchange Commission on June 28, 2004
                                                     Registration No. 333-115974
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                ----------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                ----------------

                                  ASTRALIS LTD.
                 (Name of small business issuer in its charter)

             Delaware                               6531                       84-1508866
---------------------------------       ---------------------------      ----------------------
  (State or other jurisdiction         (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)       Classification Code Number)      Identification Number)

                                75 Passaic Avenue
                           Fairfield, New Jersey 07004
                                 (973) 227-7168
(Address and telephone number of principal executive offices and principal place of business)

                                 Mike Ajnsztajn
                             Chief Executive Officer
                                  Astralis Ltd.
                                75 Passaic Avenue
                           Fairfield, New Jersey 07004
                                 (973) 227-7168
            (Name, address and telephone number of agent for service)

                           --------------------------

                          Copies of Communications to:
                             Jeffrey A. Baumel, Esq.
                             McCarter & English, LLP
                               Four Gateway Center
                               100 Mulberry Street
                            Newark, New Jersey 07102
                                 (973) 622-4444

                           --------------------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration
                                   Statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEES


-------------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum        Proposed Maximum
Title of Each Class of          Amount to be       Offering Price Per      Aggregate Offering      Amount of Registration
Securities to be Registered    Registered (1)           Unit (2)               Price (2)                   Fee (3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.0001 per share                47,056,520              $1.10                $51,762,172                  $6,558
-------------------------------------------------------------------------------------------------------------------------

(1) Includes 11,446,654 shares of common stock issuable upon the exercise of common stock purchase warrants.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
(3) $6,813 was previously paid to the Securities and Exchange Commission in conncection with the original filing of this Registration Statement on May 28, 2004.


                               -----------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to Completion, dated June 28, 2004


PRELIMINARY PROSPECTUS

                                  ASTRALIS LTD.


                        47,056,520 Shares of Common Stock

      The stockholders named in this prospectus are selling up to 47,056,520 shares of our common stock. 11,446,654 of the shares we are registering are issuable upon the exercise of outstanding warrants. The selling stockholders may offer and sell their shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of shares by the selling stockholders, but we will receive funds from the exercise of their warrants.

      Our common stock is currently listed on the OTC Bulletin Board under the symbol "ASTR." On June 25, 2004, the last reported sale price of our common stock on the OTC Bulletin Board was $1.10 per share.


      Investing in our common stock involves risks. Please read the "Risk Factors" section beginning on page 4 to read about certain risks that you should consider before purchasing shares of our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    The date of this Prospectus is    , 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
      No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling stockholders or any underwriter. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the common stock offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY........................................................................2
RISK FACTORS...................................................................4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................10
USE OF PROCEEDS...............................................................11
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS....................12
BUSINESS......................................................................16
MANAGEMENT....................................................................24
EXECUTIVE COMPENSATION........................................................28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................32
SELLING STOCKHOLDERS..........................................................34
PLAN OF DISTRIBUTION..........................................................37
DESCRIPTION OF CAPITAL STOCK..................................................39
LEGAL MATTERS.................................................................42
EXPERTS.......................................................................42
WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................42
INDEX TO FINANCIAL STATEMENTS................................................F-1

                                     SUMMARY

      You should read this summary together with the more detailed information, including our financial statements and related notes, appearing elsewhere in this prospectus.

                                   Our Company

      We are a development-stage biotechnology company, which primarily engages in research and development of treatments for immune system disorders and skin diseases. Our current activities focus on the development of a product candidate named Psoraxine(R) for the treatment of the skin disease psoriasis. Currently, we are engaged in ongoing research and development of Psoraxine. We are also engaged in research on the possible development of the technology underlying Psoraxine for the treatment of other indications, such as eczema, seborrheic dermatitis and psoriatic arthritis.

      We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 75 Passaic Avenue, Fairfield, New Jersey 07004 and our telephone number is (973) 227-7168. Our Internet address is www.astralisltd.com. The information on our web site is not incorporated by reference into, and does not constitute part of, this prospectus.

                                  The Offering


Shares of common stock offered            47,056,520

Use of Proceeds                           We will not receive any proceeds from
                                          the sale of the common stock offered
                                          by the selling stockholders. However,
                                          we may receive an aggregate of
                                          approximately $8,259,827 upon the
                                          exercise of all the warrants held by
                                          selling stockholders, if such warrants
                                          are exercised for cash. We will use
                                          such funds, if any, to fund clinical
                                          trials and for working capital and
                                          general corporate purposes.


OTC Bulletin Board Symbol                 ASTR

                          Summary Financial Information

      The summary financial data is derived from the historical financial statements of Astralis Ltd. This summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operations" as well as our historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Statement of operations data:

                                                Three Months Ended March 31,        Year Ended December 31,
                                               -----------------------------     -----------------------------
                                                   2004             2003             2003             2002
                                               ------------     ------------     ------------     ------------
Revenues                                       $         --     $                $         --     $         --
                                               ------------     ------------     ------------     ------------
Operating Expenses
   Research and development - related party         430,447          430,447        1,721,788        6,834,399
   Research and development                         900,694          731,058        2,323,885          927,143
   Depreciation and amortization                      7,510           31,549           26,062           15,728
   General and administrative                       421,898          318,769        1,290,346        1,374,251
                                               ------------     ------------     ------------     ------------
            Total Operating Expenses              1,760,549        1,511,823        5,362,081        9,151,521
                                               ------------     ------------     ------------     ------------
Loss From Operations                             (1,760,549)      (1,511,823)      (5,362,081)      (9,151,521)
Investment Income                                    12,576           37,109           60,018          111,273
                                               ------------     ------------     ------------     ------------
Loss before income tax benefit                   (1,747,973)      (1,474,714)      (5,302,063)      (9,040,248)
   Income tax benefit                                    --               --          221,636               --
Net Loss                                         (1,747,973)      (1,474,714)      (5,080,427)      (9,040,248)
Preferred Stock Dividends                       (10,750,000)              --               --       (9,348,750)
                                               ------------     ------------     ------------     ------------
Net Loss to Common Stockholders                 (12,497,973)      (1,474,714)    $ (5,080,427)    $(18,388,998)
                                               ============     ============     ============     ============
Basic and Diluted Loss per Common Share        $      (0.19)    $      (0.04)    $      (0.14)    $      (0.49)
                                               ============     ============     ============     ============
Basic and Diluted Weighted Average
 Common Shares Outstanding                       64,861,411       37,575,404       37,538,189       37,541,339
                                               ============     ============     ============     ============

Balance sheet data:


                                                     Three Months Ended             Year Ended
                                                       March 31, 2004            December 31, 2003
                                                     ------------------         -------------------
Total current assets                                      6,358,323                   2,564,273
Total assets                                             10,093,467                   6,493,815
Total current liabilities                                   633,760                     279,506
Deficit accumulated in the development stage            (42,162,762)                (29,664,789)
Total stockholders' equity                                9,459,707                   6,214,309

                                  RISK FACTORS

      Prospective investors should carefully consider the following factors, in addition to the other information contained in this prospectus, in connection with an investment in our common stock. This prospectus contains certain forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. An investment in our common stock involves a high degree of risk and is suitable only for investors who can afford to lose their entire investment.

      We have no sales; we will not have sales in the foreseeable future; we are in an early stage of development and we may never sell products or become profitable.

      We commenced our current operations in 2001 and such operations remain in an early stage of development. We have no products approved for sale and therefore, no means to generate revenue. We have not commercialized any products, have no revenues and have incurred a cumulative net loss of $42,162,762 through March 31, 2004 which has increased to date. The cumulative net loss through March 31, 2004 includes preferred stock dividends of $22,218,750. We expect that substantial losses will continue for the foreseeable future. In order to obtain revenue from the sales of our product candidate, Psoraxine, we must successfully develop, test, obtain regulatory approval for, manufacture, market and eventually sell such product candidate. Our expenses have consisted principally of costs incurred in research and development and from general and administrative costs associated with our operations. We expect our expenses to increase and to continue to incur operating losses for the next several years as we continue our research and development efforts for Psoraxine and any subsequent product candidates. Commercialization of any of our products will take a significant amount of time and successful commercialization may not occur at all. As a result, we may never become profitable.

      We will need to obtain additional funds to support our future operation expenses. Our auditors have expressed uncertainty regarding our ability to continue as a going concern.

      Based on our current plans, we believe that we currently have sufficient funds to meet our operating expenses and capital requirements through approximately the second quarter of 2005. We will need additional funds to continue our operations following that period. Furthermore, substantial additional funds will be needed in order to fund our continued efforts to obtain U.S. Food and Drug Administration ("FDA") approval of Psoraxine. No assurance can be given that we will be able to obtain financing, or successfully sell assets or stock, or, even if such transactions are possible, that they will be on terms reasonable to us or that they will enable us to satisfy our cash requirements. In addition, raising additional funds by selling additional shares of our capital stock will dilute the ownership interest of our stockholders. If we do not obtain additional funds, we will likely be required to eliminate programs, delay development of our products, alter our business plans, or in the extreme situation, cease operations.

      In addition, the Independent Auditors' Report on our annual financial statements includes a paragraph indicating doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

      We may not be successful in the development and commercialization of products.

      We may not develop products that prove to be safe and effective, that meet applicable regulatory standards or that we can manufacture at reasonable costs or market successfully. Successful products will require significant development and investment, including testing, to demonstrate their safety and efficacy prior to their commercialization. We have not proven our ability to develop and commercialize products. We must conduct a substantial amount of additional research and development before any regulatory authority will approve our initial product candidate, Psoraxine. Our research and development and clinical trials may not confirm the safety and efficacy of our products, in which case regulatory authorities may not approve them. In addition, even if we successfully complete our research and development efforts, Psoraxine may not perform in the manner we anticipate, and may not be accepted for use by the public.

      Substantial additional funds and effort will be necessary for further development and commercialization of Psoraxine.

      Our initial product candidate, Psoraxine, will require the commitment of substantial resources to move it towards commercialization. Before obtaining regulatory approvals for the commercial sale of Psoraxine, we must demonstrate the safety and efficacy of our product candidate through preclinical testing and clinical trials. Conducting clinical trials involves a lengthy, expensive and uncertain process. Completion of clinical trials may take several years or more. The length of time generally varies substantially according to the type, complexity, novelty and intended use of the product. If we or the FDA believe that our clinical trials expose participating patients to unacceptable health risks, we may suspend such trials. We may encounter problems in our studies which will cause us or the FDA to delay or suspend the studies. Some of the factors that may delay our commencement and rate of completion of clinical trials include:

      o ineffectiveness of the study compound, or perceptions by physicians that the compound will not successfully treat a particular indication;

      o inability to manufacture sufficient quantities of compounds for use in clinical trials;

      o     failure of the FDA to approve our clinical trial protocols;

      o     slower than expected rate of patient recruitment;

      o     unforeseen safety issues; or

      o     government or regulatory delays.

      The failure of future clinical trials may harm our business, financial condition and results of operations.

      Our potential therapeutic products face a lengthy and uncertain regulatory process. If we do not obtain regulatory approval of our potential products, we will not be able to commercialize these products.

      The FDA must approve any therapeutic product before it can be marketed in the United States. Before we obtain FDA approval of a new drug application or biologics license application, the product must undergo extensive testing, including animal and human clinical trials, which can take many years and requires substantial expenditure. Data obtained from such testing may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, changes in regulatory policy for product approval during the period of product development and regulatory agency review of each submitted new drug application may cause delays or rejections. We must devote a substantial amount of time and resources in the regulatory process in order to obtain regulatory approval of our initial product candidate, Psoraxine.

      Because Psoraxine involves the application of new technologies and may be used upon new therapeutic approaches, government regulatory authorities may subject this product to more rigorous review and may grant regulatory approvals more slowly for this product than for products using more conventional technologies. We have not received approval from the FDA to market or commercialize Psoraxine. The regulatory agencies of foreign governments must also approve any therapeutic product we may develop before the product can be sold in those countries. To date, although we have obtained regulatory approval for clinical testing of Psoraxine in Venezuela, we have not sought, nor have we obtained, regulatory approval for the commercialization of Psoraxine in Venezuela because, among other things, we do not have manufacturing facilities in that country and such facilities are required by regulatory authorities in Venezuela before granting commercial approval for a proposed drug.

      Even after investing significant time and resources, we may not obtain regulatory approval for our product. If we do not receive regulatory approval, we cannot sell the product. Even if we receive regulatory approval, this approval may place limitations on the indicated uses for which we can market the product. Further, after granting regulatory approval, regulatory authorities subject a marketed product and its manufacturer to continual review, and discovery of previously unknown problems with a product or manufacturer may result in restrictions on the product, manufacturer and manufacturing facility, including withdrawal of the product from the market. In certain countries, regulatory agencies also set or approve prices.

      Even if product candidates emerge successfully from clinical trials, we may not be able to successfully manufacture, market and sell them.

      We have not completed clinical trials of Psoraxine. If Psoraxine emerges successfully from clinical trials, we will either commercialize products resulting from our proprietary programs directly or through licensing arrangements with other companies. We have no experience in manufacturing and marketing, and we currently do not have the resources or capability to manufacture, market or sell our products on a commercial scale. In order to commercialize Psoraxine directly, we would need to develop or obtain through outsourcing arrangements the capability to manufacture, market and sell products. We have an agreement with SkyePharma PLC ("SkyePharma") under which SkyePharma will provide development, pre-clinical and clinical development services for Psoraxine until December 31, 2004. However, we do not currently have a written agreement covering any period after December 31, 2004 and we may not be able to enter into such an agreement on commercially reasonable terms, or at all. In addition, we currently do not have any agreements for the marketing or sale of any of our products and we may not be able to enter into such agreements on commercially reasonable terms, or at all.

      We license and do not own our intellectual property. Any inability to protect our proprietary technologies adequately could harm our competitive position.

      We license, and do not own, the intellectual property rights to Psoraxine. Dr. Jose Antonio O'Daly is the owner of the patent for Psoraxine. Under the terms of a license agreement and assignment of license agreement, we have the right to use any patent issued pursuant to Dr. O'Daly's patent application. We also have rights to other patents filed by Dr. O'Daly under the terms of our employment agreement with him. Our success will depend in part on our ability to obtain patents and maintain adequate protection of other intellectual property for our technologies and products in the United States and other countries. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate our competitive advantage. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these foreign countries.

      The patent positions of biotechnology companies, including our patent positions, involve complex legal and factual questions and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated or circumvented. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that we cover our proprietary technologies with valid and enforceable patents or we effectively maintain such proprietary technologies as trade secrets. We will apply for patents covering both our technologies and product candidates as we deem appropriate. However, we may fail to apply for patents on important technologies or products in a timely fashion, or at all, and in any event, the applications we do file may be challenged and may not result in issued patents. Any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products. Furthermore, others may independently develop similar or alternative technologies or design around our patented technologies. In addition, others may challenge or invalidate our patents, or our patents may fail to provide us with any competitive advantages. If we encounter challenges to the use or validity of any of our patents, resulting in litigation or administrative proceedings, we would incur substantial costs and the diversion of management in defending the patent. In addition, we do not control the patent prosecution of technology that we license from others. Accordingly, we cannot exercise the same degree of control over this intellectual property as we would over technology we own.

      We rely upon trade secrets protection for our confidential and proprietary information. We have taken measures to protect our proprietary information. These measures may not provide adequate protection for our trade secrets or other proprietary information. We seek to protect our proprietary information by entering into confidentiality agreements with employees, collaborators and consultants. Nevertheless, employees, collaborators or consultants may still disclose our proprietary information, and we may not be able to meaningfully protect our trade secrets. In addition, others may independently develop substantially equivalent proprietary information or techniques or otherwise gain access to our trade secrets.

      Many potential competitors which have greater resources and experience than we do may develop products and technologies that could make ours obsolete.

      Companies in the biotechnology industry face rapid technological change in a rapidly evolving field. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Rapid technological development by others may result in our products and technologies becoming obsolete.

      We face, and will continue to face, intense competition from organizations such as large biotechnology and pharmaceutical companies, as well as academic and research institutions and government agencies. Our competitors may include Biogen, Genentech/Xoma, Amgen and Wyeth, Abbott Laboratories and Novartis. These organizations may develop technologies that provide superior alternatives to our technologies. Further, our competitors may be more effective at implementing their technologies to develop commercial products.

      Any products that we develop through our technologies will compete in multiple, highly competitive markets. Many of the organizations competing with us in the markets for such products have greater capital resources, research and development and marketing staffs, facilities and capabilities, and greater experience in obtaining regulatory approvals, product manufacturing and marketing. Accordingly, our competitors may be able to develop technologies and products more easily, which would render our technologies and products obsolete and noncompetitive.

      If we lose our key personnel or fail to attract and retain additional personnel, we may be unable to discover and develop our products.

      We depend on the services of Dr. Jose Antonio O'Daly, the loss of whose services would adversely impact the achievement of our objectives. Our key personnel have no prior experience managing a start-up biotechnology company. We do not currently have sufficient executive management personnel to execute our business plan fully. In addition, recruiting and retaining qualified scientific personnel to perform future research and development work will be critical to our success. Although we believe we can successfully attract and retain qualified personnel, we face intense competition for experienced scientists. Failure to attract and retain skilled personnel would prevent us from pursuing collaborations and developing our products and core technologies to the extent otherwise possible.

      Our planned activities will require additional expertise. These activities will require the addition of new personnel, including management, and the development of additional expertise by existing management personnel. The inability to acquire or develop this expertise could impair the growth, if any, of our business.

      If we face claims in clinical trials of a drug candidate, these claims will divert our management's time and we will incur litigation costs.

      We face an inherent business risk of clinical trial liability claims in the event that the use or misuse of Psoraxine results in personal injury or death. We may experience clinical trial liability claims if our drug candidates are misused or cause harm before regulatory authorities approve them for marketing. Although we currently maintain clinical liability insurance coverage, it may not sufficiently cover any claims made against us and may not be available in the future on acceptable terms, if at all. Any claims against us, regardless of their merit, could strain our financial resources in addition to consuming the time and attention of our management. Law suits for any injuries caused by our products may result in liabilities that exceed our total assets.

      Some of our existing stockholders can exert control over us and may not make decisions that further the best interests of all stockholders.


      Our officers, directors and principal stockholders owning at least 5% of our common stock together control approximately 71.94% of our outstanding common stock. As a result, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider. In addition, this concentration of ownership may delay or prevent a merger or acquisition resulting in a change in control of us and might affect the market price of our common stock, even when such a change in control may be in the best interest of all stockholders.


      The market price of our common stock may be highly volatile.


      The market price of our common stock has been and will likely continue to be highly volatile. From the date trading of our common stock commenced until June 25, 2004, the range of our stock price has been between $0.22 and $7.15. Factors including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, government regulation, developments or disputes relating to agreements, patents or proprietary rights may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by us or our stockholders, including the selling stockholders pursuant to this prospectus, and the holders of warrants and options, could have an adverse effect on the price of our common stock.


      A large number of shares of our common stock may be sold in the market, which may depress the market price of our common stock.

      Sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could materially and adversely affect the market price of our common stock or our future ability to raise capital through an offering of our equity securities. We have an aggregate of

73,173,055 shares of our common stock outstanding. If all options and warrants currently outstanding to purchase shares of our common stock are exercised, there will be approximately 91,514,946 shares of common stock outstanding. Of the outstanding shares, up to 37,538,189 shares are freely tradable without restriction or further registration under the Securities Act, unless the shares are held by one of our "affiliates" as such term is defined in Rule 144 of the Securities Act and we are registering an additional 47,056,520 shares with this Registration Statement. The remaining shares may be sold only pursuant to a registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. The sale and distribution of these shares may cause a decline in the market price of our common stock.


      Our common stock qualifies as a "penny stock" under SEC rules which may make it more difficult for our stockholders to resell their shares of our common stock.

      Our common stock trades on the OTC Bulletin Board. As a result, the holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it were listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market. Because our common stock does not trade on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock qualifies as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination on the appropriateness of investments in penny stocks for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains many forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," and "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future operating results or of our financial condition or state other "forward-looking" information.

      We believe in the importance of communicating our future expectations to our investors. However, we may be unable to accurately predict or control events in the future. The factors listed in the sections captioned "Risk Factors" and "Management's Discussion and Analysis or Plan of Operations," as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

                                 USE OF PROCEEDS


      We will not receive any proceeds from the sale of common stock by the selling stockholders. We will receive proceeds upon the exercise of any warrants. If all of the selling stockholders exercise all of their warrants for cash, we will receive an aggregate of approximately $8,259,827. We will use such funds, if any, to fund clinical trials and for working capital and general corporate purposes.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


      Our common stock is traded on the OTC Bulletin Board under the symbol ASTR. The closing price for our common stock on June 25, 2004 was $1.10.


      The following table sets forth, for the periods indicated, the range of high and low bid quotations for shares of our common stock as quoted on the OTC Bulletin Board. The reported bid quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

                                                              High         Low
2002

First Quarter                                                 $2.75       $1.50
Second Quarter                                                $3.35       $0.91
Third Quarter                                                 $1.06       $0.32
Fourth Quarter                                                $0.66       $0.22

2003

First Quarter                                                 $0.72       $0.34
Second Quarter                                                $1.01       $0.40
Third Quarter                                                 $1.41       $0.36
Fourth Quarter                                                $0.87       $0.42

2004


First Quarter                                                 $1.66       $0.80
Second Quarter through June 25, 2004                          $1.46       $1.05

Holders of common stock


      As of June 25, 2004, there were approximately 2,385 holders of record of our common stock.


Dividends


      We have never paid or declared a cash dividend on our common stock. We intend, for the foreseeable future, to retain all future earnings for use in our business. The amount of dividends we pay in the future, if any, will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial condition and other relevant factors.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

      The following discussion of our financial condition and plan of operation should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This prospectus contains certain statements of a forward-looking nature relating to future events or our future financial performance. We caution prospective investors that such statements involve risks and uncertainties, and that actual events or results may differ materially. In evaluating such statements, prospective investors should specifically consider the various factors identified in this prospectus, including the matters set forth under the caption "Risk Factors" which could cause actual results to differ materially from those indicated by such forward-looking statements. We disclaim any obligation to update information contained in any forward-looking statement.

Overview

      We are a development stage biotechnology company engaged primarily in the research and development of treatments for immune system disorders and skin diseases. Our initial product candidate, Psoraxine, is a protein extract used for the treatment of the skin disease psoriasis.

      Currently, we are engaged in the following activities to further our development efforts of our initial product candidate:

o     Ongoing research and development of Psoraxine; and

o Development of the technology underlying Psoraxine for the treatment of indications other than psoriasis, such as eczema, seborrheic dermatitis and psoriatic arthritis.

Three months ended March 31, 2004 compared to three months ended March 31, 2003

For three months ended March 31, 2004:

      On January 20, 2004, we completed the first closing of a private placement of our securities from which we received gross proceeds of approximately $4.08 million. The transaction consisted of the sale to accredited investors of units consisting of 8,159,964 shares of common stock and warrants to purchase 8,159,964 shares of common stock. Concurrently with this transaction, SkyePharma PLC ("SkyePharma") converted all of its outstanding shares of our Series A Preferred Stock into 25,000,000 shares of common stock at a reduced conversion price of $0.80 per share. SkyePharma has agreed that 12,500,000 shares of the common stock issued upon conversion of the Series A Preferred Stock will be subject to a right of repurchase by us under certain circumstances at a premium to the conversion price. In connection with this transaction and in accordance with Statement of Financial Accounting Standard 84, "Induced Conversions of Convertible Debt, an Amendment of APB Opinion No. 26" we have recorded a non-cash preferred stock dividend in January 2004 amounting to $10,750,000.

      On February 19, 2004, we held a second closing for the private placement from which we received gross proceeds of approximately $1.15 million. The transaction consisted of the sale to accredited investors of units consisting of 2,299,902 shares of common stock and warrants to purchase 2,299,902 shares of common stock.

      For the three months ended March 31, 2004, we had no revenue from operations and incurred operating expenses of $1,760,549 which consisted primarily of:

      o Research and development costs of $1,331,141, including $430,447 that we incurred in connection with services provided by SkyePharma under our Service Agreement with them and amortization of approximately $178,572 under our technology option license which is being amortized over a seven year period.

      o General and administrative costs of approximately $421,898, including professional fees and our general corporate expenditures.

      As a result, during the three months ended March 31, 2004, we incurred a net loss of $12,497,973.

For the three months ended March 31, 2003:

      On January 31, 2003, we sold to SkyePharma pursuant to a Purchase Agreement dated December 10, 2001, 250,000 shares of our Series A Preferred Stock for an aggregate purchase price of $2,500,000. We received net proceeds of approximately $2,480,000 after we netted out from the proceeds $20,000 due to SkyePharma for services they provided under our Service Agreement with them which was treated as an expense at the time of payment.

      For the three months ended March 31, 2003, we had no revenue and incurred operating expenses of $1,511,823 which consisted primarily of:

      o Research and development costs of $1,161,505, including $430,447 that was paid to SkyePharma for services provided under our Service Agreement with them and amortization of approximately $178,572 under our technology option license which is being amortized over a seven year period.

      o General and administrative costs of approximately $318,769, including professional fees and our general corporate expenditures.

      As a result, during the three months ended March 31, 2003, we incurred a net loss of $1,474,714.

Fiscal year ended December 31, 2003 compared to fiscal year ended December 31, 2002

For fiscal year ended December 31, 2003:

      In January 2003, pursuant to a Purchase Agreement dated as of December 10, 2001, we sold 250,000 shares of our Series A Convertible Preferred Stock to SkyePharma for an aggregate purchase price of $2,500,000. We received proceeds of $2,480,000 after we netted out from the proceeds $20,000 due to SkyePharma in connection with the Service Agreement.

      During the fiscal year ended December 31, 2003, we received $825,000 outstanding under subscription notes. In April 2003, we entered into an Amended Investor Relation Agreement with a stockholder who had outstanding subscription notes. In exchange for services rendered, we reduced the outstanding amount by $36,000. In 2004, the stockholder will provide services valued at $24,000 in lieu of payment of the outstanding subscription receivable balance.

      For the fiscal year ended December 31, 2003, we had no revenue from operations and incurred operating expenses of $5,362,081 which consisted primarily of:

      o Research and development costs of $4,045,673, including $1,007,500 that we incurred in connection with services provided by SkyePharma under our Service Agreement with them and amortization of approximately $714,288 under our technology option license which is being amortized over a seven year period.

      o General and administrative costs of approximately $1,290,346, including professional fees and our general corporate expenditures.

      As a result, during the fiscal year ended December 31, 2003, we incurred a net loss of $5,080,427.

      In December 2003, we received $221,636 in cash from the sale of a portion of our tax related net operating losses ("NOLS") under the State of New Jersey's Technology Business Tax Certificate Transfer Program. The program is an initiative passed by the New Jersey State legislature that allows qualified technology and biotechnology businesses in New Jersey to sell unused amounts of NOLS and defined research and development tax credits for cash.

For the fiscal year ended December 31, 2002:

      In 2002, we sold to SkyePharma pursuant to the Purchase Agreement dated as of December 10, 2001, an aggregate of 750,000 shares of our Series A Convertible Preferred Stock for an aggregate purchase price of $7,500,000. We received net proceeds of approximately $5,505,000 from this placement after we netted out from the proceeds $1,995,000 due to SkyePharma for services they provided under our Service Agreement with them which were treated as an expense at the time of payment.

      For the fiscal year ended December 31, 2002, we had no revenue and incurred operating expenses of $9,151,521 which consisted primarily of:

      o Research and development costs of $7,761,542, including $5,985,000 that was paid to SkyePharma for services provided under our Service Agreement with them and amortization of approximately $714,288 under our technology option license which is being amortized over a seven year period.

      o General and administrative costs of approximately $1,374,251, including professional fees and our general corporate expenditures.

      We also had a non-cash preferred stock dividend in April 2002 in the amount of $270,000. The April 30, 2002 sale of convertible preferred stock to SkyePharma had a conversion rate to our common stock which was lower than the market price of our common stock on that date. Therefore, under the requirements of Emerging Issues Task Force No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the issuance of this preferred stock with a beneficial conversion feature resulted in a preferred stock dividend.

      We recorded an additional preferred stock dividend in December 2002 in the amount of $9,078,750. The contingent beneficial conversion feature arose because of the reset of the conversion price of our preferred stock on December 10, 2002 from $2.50 per share of preferred stock to $1.60 per share. EITF No. 98-5 and EITF No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" required that we record this preferred stock dividend.

      As a result, during the fiscal year ended December 31, 2002, we incurred a net loss of $18,388,998.

      In March 2003, we amended our Service Agreement with SkyePharma, effective as of January 1, 2003, to extend the term of the agreement and modify the services to be provided by SkyePharma. The amended service agreement provides that, in consideration for payments we previously made to SkyePharma, it will continue to provide services to us through December 31, 2004. Consequently, as of December 31, 2002, we recorded a prepaid expense in the amount of $1,995,000 which was a portion of what we paid to SkyePharma during 2002 in connection with the Service Agreement. This prepaid amount will be incurred during the remaining period of the amended service agreement.

The Next Twelve Months

      At March 31, 2004 we had cash balances of $708,223 and marketable securities of $4,709,681.

      Based on our current operating plan, we anticipate conducting the following activities and using our cash over the course of the next twelve months as follows:

      o Our primary focus is to further our development efforts of our initial product candidate, Psoraxine. We expect to spend $2,753,000 on research and development, of which we expect to pay approximately $1,645,000 to third parties in connection with our Phase II clinical trials.

      o We intend to implement our business plan and facilitate the operations of our company. We will spend approximately $945,000 to pay management salaries and salaries of employees, a portion of which is treated as research and development expense.

      o We also expect to expend approximately $960,000 for our general administrative and working capital requirements.

      We will need to raise additional funds to continue our operations for the period following the second quarter of 2005. Furthermore, substantial additional funds will be needed in order to fund our continued efforts to attempt to obtain FDA approval for the marketing of Psoraxine. No assurance can be given that we will be able to obtain financing, or successfully sell assets or stock, or, even if such transactions are possible, that they will be on terms reasonable to us or that they will enable us to satisfy our cash requirements. In addition, raising additional funds by selling additional shares of our capital stock will dilute the ownership interest of our stockholders. If we do not obtain additional funds, we will likely be required to eliminate programs, delay development of our products, or in the extreme situation, cease operations.

                                    BUSINESS

      You should read the following description of our business in conjunction with the information included elsewhere in this prospectus. This description contains certain forward-looking statements that involve risk and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements as a result of certain of the factors set forth in the "Risk Factors" section and elsewhere in this prospectus.

General

      We are a development-stage biotechnology company primarily engaged in research and development of treatments for immune system disorders and skin diseases. Our current activities focus on the development of a product candidate named Psoraxine(R) for the treatment of the skin disease psoriasis. Currently, we are engaged in ongoing research and development of Psoraxine. We are also engaged in research on the possible development of the technology underlying Psoraxine for the treatment of other indications, such as eczema, seborrheic dermatitis and psoriatic arthritis.

      We were originally incorporated under the laws of the State of Colorado in 1999 under the name Hercules Development Group, Inc. We subsequently changed our name to Astralis Pharmaceuticals Ltd. and, in November 2001, reincorporated under the laws of the State of Delaware under our present name.

Psoriasis

      Psoriasis is a chronic inflammatory skin disorder of currently unknown origins that generally lasts a lifetime and for which there is presently no known cure. Researchers believe that psoriasis may be caused by the immune system sending faulty signals that affect the growth cycle of skin cells. As a result, skin cells accumulate on the surface of the body faster than normal. In people without psoriasis, skin cells mature and are shed approximately every 28 days. In psoriatic skin, the skin cells mature over a period of approximately three to six days.

      The symptoms of psoriasis include scaly skin and inflammation occurring on a cyclical basis, with periods of remission and relapse. There are five types of psoriasis. The most common form, appearing in approximately 80% of individuals suffering from the disease, is plaque psoriasis. The other forms are guttate, inverse, erythrodermic and pustular psoriasis. Psoriasis typically does not prevent individuals with the condition from functioning normally. However, the pain, discomfort and emotional effects may be extensive.

Market Opportunity

      According to the National Psoriasis Foundation, psoriasis affects approximately 2.1% of the United States population, or more than 4.5 million people in the United States. Psoriasis also affects approximately 1% to 3% of the world's population. Approximately 150,000 to 260,000 new cases of psoriasis are diagnosed each year. In addition, each year approximately 350 people in the United States die due to complications caused by psoriasis. Primarily, such complications occur in relation to severe, extensive forms of psoriasis such as erythrodermic or pustular psoriasis, where large areas of skin are shed. Because the skin plays an important role in regulating body temperature and serving as a barrier to infection, when a person's skin is severely compromised, secondary infections may occur. These serious forms of psoriasis may also cause complicating factors, such as fluid loss and strain on the circulatory system.

      The National Psoriasis Foundation also indicates that between 10% and 30% of people who have psoriasis will also develop psoriatic arthritis, which is similar to rheumatoid arthritis, but generally milder. Psoriatic arthritis causes inflammation and stiffness in the soft tissue around joints, and frequently affects the fingers and toes. Psoriatic arthritis may also affect other areas of the body such as the wrists, neck, lower back, knees and ankles.

      Psoriasis is a chronic illness that, in many cases, requires continuous treatment. Patients with psoriasis often pay for costly medications and face ongoing visits with physicians. Severe cases may require periods of hospitalization. The National Psoriasis Foundation estimates that the costs of treating psoriasis may exceed $3.0 billion annually.

Psoraxine

      Psoraxine was developed by Dr. Jose Antonio O'Daly, our chairman of the board and president of research and development. In 1991, Dr. O'Daly was conducting trials for a vaccine for leishmaniasis in Caracas, Venezuela. One patient involved in the leishmaniasis vaccine trials, who also suffered from psoriasis for 12 years, experienced complete remission of psoriasis after receiving the vaccine. As a result of this discovery, Dr. O'Daly focused his efforts on developing a product for the treatment of psoriasis. From 1992 through 2001, Dr. O'Daly developed Psoraxine, an improved version of the original product that is an immunotherapeutic agent presented in liquid form and packed in 0.5 miligram ampules for intra-muscular injection. Dr. O'Daly tested the original product that was a precursor of Psoraxine in approximately 2,900 patients in several clinical trials in Venezuela. The results from the studies provided evidence of remission of psoriasis lesions as a result of treatment with the product. In addition, individuals in the studies did not present severe side effects as a result of treatment. In one clinical study, of the 2,770 patients, 648, or 28%, experienced complete remission of psoriasis. In addition, almost half of the patients experienced psoriasis reduction of between 70% to 99% as measured by the Psoriasis Area and Severity Index ("PASI"). Additional studies yielded average PASI reductions of between 73% and 92%.

      Dr. O'Daly licensed Psoraxine to us in 2001 and moved to the United States in 2002. We made capital investments to our research and development facility of approximately $500,000 in 2002 and we filed an Investigational New Drug application with the FDA for Psoraxine in March 2003. On August 4, 2003 the FDA allowed us to commence our Phase I clinical trials for Psoraxine.

      The purpose of Phase I studies is to test the safety of a drug. We have completed our Phase I studies, which involved the administration by intramuscular injection of a single dose of 50, 150 or 300 micrograms of Psoraxine or a placebo in a controlled setting to groups of psoriatic patients. We spent approximately $130,000 on our Phase I studies in 2003 and anticipate spending an additional $150,000 on Phase I studies in 2004. We have commenced Phase II studies. The purpose of Phase II studies is to test the safety and efficacy of a drug. We anticipate that it will take at least one year to complete the Phase II studies at a cost of not less than $2,500,000. For the year ended December 31, 2003, we incurred $4,045,673 in research and development expenses, including $1,721,788 related to SkyePharma. For the year ended December 31, 2002, we incurred $7,761,542 in research and development expenses, including $6,699,288 related to SkyePharma.

Current Psoriasis Therapies

      The topical treatment for psoriasis has been based on the use of emollients, keratolytic agents, coal tar, anthralin, corticosteroids of medium to strong potency and calcipotriene. UVB phototherapy has been used in the treatment of moderate cases of psoriasis. For severe cases, systemic treatments include methotextrate, cyclosporine and oral retinoids. Each of these treatments has variable efficacy, with side effects and cosmetic problems in addition to the failure to prevent frequent relapses.

Competition and Psoriasis Treatments in Development

      The pharmaceutical and biotechnology industries are intensely competitive. Many companies, including biotechnology, chemical and pharmaceutical companies, are actively engaged in activities similar to ours, including research and development of drugs for the treatment of the same disease as Psoraxine. The FDA has approved Amevive, manufactured by Biogen, Raptiva, manufactured by Genentech/Xoma, and Embrel, manufactured by Amgen and Wyeth, for the treatment of moderate-to-severe chronic plaque psoriasis in adult patients. If we succeed in obtaining FDA approval of Psoraxine, Amevive, Raptiva and Embrel may compete directly with our product. In addition to Biogen, Genentech/Xoma, Amgen and Wyeth, our competitors may include Centocor, Abbott Laboratories and Novartis. Many of these companies have substantially greater financial and other resources, larger research and development staffs, and more extensive marketing and manufacturing organizations than we have. In addition, some of these companies have considerable experience in preclinical testing, clinical trials and other regulatory approval procedures. There are also academic institutions, governmental agencies and other research organizations that are conducting research in areas in which we are working. They may also market commercial products, either on their own or through collaborative efforts.

      We expect to encounter significant competition for any of the pharmaceutical products we develop. Companies that complete clinical trials, obtain required regulatory approvals and commence commercial sales of their products before their competitors may achieve a significant competitive advantage.

      Developments by others may render our product obsolete or noncompetitive. We will face intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions and for licenses to additional technologies. These competitors may succeed in developing technologies or products that are more effective than Psoraxine.

Government Regulation

      The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the clinical development, manufacture and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and testing, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of our potential products.

      The process required by the FDA before our product candidate, Psoraxine, may be marketed in the United States generally involves the following:

o     preclinical laboratory and animal tests;

o submission of an Investigational New Drug application, which must become effective before clinical trials may begin;

o adequate and well controlled human clinical trials to establish the safety and efficacy of the proposed drug for its intended use; and

o     FDA approval of a new drug application or biologics license application.

      The testing and approval process requires substantial time, effort and financial resources, and there can be no assurance that any approvals for Psoraxine or any other potential products will be granted on a timely basis, if at all.

      Prior to commencing clinical trials, which are typically conducted in three sequential phases, a company must submit an Investigational New Drug application to the FDA. In March 2003, we filed our Investigational New Drug application for Psoraxine with the FDA. In August 2003, the FDA informed us that we could commence our clinical trials of Psoraxine. We have completed Phase I clinical trials and have commenced Phase II clinical trials.


      We may not successfully complete clinical trials of Psoraxine within any specific time period, if at all. Furthermore, the FDA or an institutional review board or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.


      The results of product development, pre-clinical studies and clinical studies are submitted to the FDA as part of a new drug application or biologics license application. The FDA may deny a new drug application or biologics license application if the applicable regulatory criteria are not satisfied or may require additional clinical data. Even if such data is submitted, the FDA may ultimately decide that the new drug application or biologics license application does not satisfy the criteria for approval. Once issued, the FDA may withdraw product approval if compliance with regulatory standards is not maintained or if problems occur after the product reaches market. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved products which have been commercialized, and the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs.

      Satisfaction of FDA requirements or similar requirements of state, local and foreign regulatory agencies typically takes several years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or indication. Government regulation may delay or prevent marketing of potential products or new indications for a considerable period of time and impose costly procedures upon our activities. Success in early stage clinical trials does not assure success in later stage clinical trials.

      Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations which could delay, limit or prevent regulatory approval. Even if a product receives regulatory approval, the approval may be significantly limited to specific indications and dosages. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. Delays in obtaining, or failures to obtain, additional regulatory approvals for any of our product candidates would have a material adverse effect on our business.

      Any products manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse experiences with the drug. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with good manufacturing practices, which impose certain procedural and documentation requirements upon us and any third party manufacturers we may utilize. We cannot be certain that our present or future suppliers will be able to comply with the good manufacturing practices, regulations and other FDA regulatory requirements.

      Outside the United States, our ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authorities. The requirements governing the conduct of clinical trials, marketing authorization, pricing and reimbursement vary widely from country to country. At present, foreign marketing authorizations are applied for at a national level, although within the European Union, registration procedures are available to companies wishing to market a product in more than one EU Member State. If the regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. This foreign regulatory approval process involves all of the risks associated with FDA clearance. To date, we have obtained regulatory approval for clinical testing of Psoraxine in Venezuela, but we have not obtained final regulatory approval for commercial distribution of Psoraxine in Venezuela because we do not have manufacturing facilities in that country and such facilities are required by regulatory authorities in Venezuela before granting commercial approval for a proposed drug.

Intellectual Property

      In January 2004 the United States Patent and Trademark Office ("PTO") issued a patent to Dr. Jose O'Daly for the "Compositions and Methods for the Treatment and Clinical Remission of Psoriasis." Under the terms of a license agreement and assignment of license agreement, we have the exclusive right and license to use and exploit this patent. Dr. O'Daly will continue to maintain ownership rights with respect to the patent and patent application. However, Dr. O'Daly has granted us a perpetual, royalty free license to his patent under the agreements, which will terminate only upon the expiration of the patent, or upon the commencement of a bankruptcy or insolvency proceeding involving our company or upon our dissolution or liquidation.

      In March 2002, Akiva LLC, an entity controlled by Dr. O'Daly, also filed an application to obtain patent protection internationally under the Patent Cooperation Treaty. In addition, in August 2003, Akiva LLC filed patent applications in the European Union, Australia, Brazil, Canada, Mexico and Japan. We have rights to these applications, which are currently pending, pursuant to the license and assignment of license agreements described above.

      In January 2004, Dr.O'Daly filed a patent application with the PTO focusing on the mechanism of action of Psoraxine, expanding the claims to include medical indications other than psoriasis, such as Atopic Dermatitis, Psoriatic Arthritis and Rheumatoid Arthritis. In addition, the patent elaborates further on the mechanism of action of leishmania extracts, which are believed to induce T-cell activation. In January 2004, Dr. O'Daly also filed a second patent relating to a culture medium for parasitic organisms, which is part of our technology platform. Dr. O'Daly has assigned to us the rights in the patent applications. Also, in January 2004, the PTO granted us a federal trademark registration for the mark Psoraxine.

Agreements with SkyePharma


      We entered into a Purchase Agreement dated as of December 10, 2001 with SkyePharma pursuant to which SkyePharma purchased an aggregate of 2,000,000 shares of our Series A Preferred Stock for an aggregate purchase price of $20.0 million. On January 20, 2004, pursuant to an Omnibus Conversion Agreement dated January 12, 2004 between us and SkyePharma ("Omnibus Conversion Agreement"), SkyePharma converted all of its outstanding shares of Series A Preferred Stock into 25,000,0000 shares of common stock at a conversion price of $0.80 per share. As a result of its conversion, SkyePharma beneficially owns 34.52% of our common stock.

      On January 20, 2004, we and SkyePharma entered into a Call Option Agreement pursuant to which we received the right to repurchase some or all of 12,500,000 shares of our common stock from SkyePharma at a premium to the $0.80 conversion price. In the event we exercise the call option, the exercise price will be between $1.28 and $1.52 per share, depending on the date of exercise. The call option will be exercisable by us for a period commencing upon our achievement of a certain milestone event and ending on January 20, 2007. In June 2004, we assigned the right to purchase 1,250,000 shares under the Call Option Agreement to FPP Capital Advisors as consideration for services it provided in negotiating the Omnibus Conversion Agreement. FPP Capital Advisors is controlled by Fabien Pictet, a member of our board of directors.


      On January 20, 2004, we, SkyePharma and other stockholders who are parties to a Stockholders Agreement dated December 10, 2001, entered into an amendment to the Stockholders Agreement to provide for, among other things, the termination of the agreement on the later of (1) January 20, 2007 or (2) the date on which SkyePharma no longer beneficially owns 20% of our outstanding common stock. The amended Stockholders Agreement provides that each party thereto will vote all shares held by such parties for one director designated by Mike Ajnsztajn, one director designated by Jose O'Daly, one director designated by Gaston Liebhaber, one director designated by Gina Tedesco, one director designated by SkyePharma and two independent directors. In addition, SkyePharma is required to vote its shares of our common stock in favor of certain enumerated transactions, where those transactions have been approved by our board of directors and all of the independent directors. These transactions include (i) the amendment of our certificate of incorporation solely to increase authorized capital stock, (ii) the adoption or amendment of an employee benefit plan applicable to all employees, (iii) the issuance of additional securities for cash and (iv) the sale of all of our outstanding capital stock, sale of all or substantially all of our assets or merger with another entity provided that SkyePharma will receive the same consideration for its shares as other holders of common stock and will be able to participate in the transaction on the same terms as Messrs. O'Daly, Ajnsztajn and Liebhaber and Ms. Tedesco and the total consideration for the transaction is greater than $135 million.

      We also entered into two agreements concerning the formulation and development of our initial injectable product candidate, Psoraxine, with SkyePharma. Under the terms of the Technology Access Option Agreement, dated December 10, 2001, we paid to SkyePharma a $5 million fee for the option to acquire a license for DepoFoam and other relevant drug delivery technologies owned by SkyePharma. Under the terms of the Technology Access Option Agreement, if we exercise our option, we must pay a royalty of 5% of net sales of all products manufactured or sold that use or exploit the drug delivery technologies that we license from SkyePharma. In addition, if we exercise our option, SkyePharma retains the right during the term of the Technology Access Option Agreement to undertake the manufacture of all of our products that incorporate or utilize the drug delivery technologies. The option we received under the Technology Access Option Agreement expires on December 10, 2008. The Technology Access Option Agreement may be terminated by either party if (i) the other party commits any irremediable breach of the agreement, (ii) the other party commits any remediable breach and fails to remedy such breach within sixty days of service of notice of the breach, (iii) a court makes an administration order with respect to the other party or any composition in satisfaction of the debts of, or scheme of arrangement of the affairs of, the other party, or (iv) the other party becomes insolvent, has a receiver appointed over any of its assets, enters into any composition with creditors generally or has an order made or resolution passed for it to be wound up. SkyePharma has the right of first negotiation to acquire the worldwide marketing rights to Psoraxine.

      In addition, we entered into a Service Agreement, dated December 10, 2001, pursuant to which SkyePharma will provide us with development, manufacturing, pre-clinical and clinical development services in consideration of $11 million of which $3 million was paid in 2001 with the remaining $8 million paid primarily during 2002 for second generation Psoraxine. The Service Agreement terminated on December 31, 2002. We have entered into an Amendment to the Service Agreement with SkyePharma, effective as of January 1, 2003, to extend the term of the Service Agreement and modify the services to be provided by SkyePharma such that SkyePharma will continue to provide certain services to us through December 31, 2004 in consideration for payments made during 2002. In addition, the amendment sets forth milestones expected to be reached during the 24 month period following January 1, 2003.

Other Research and Development Efforts

      In addition to our development of Psoraxine for the treatment of psoriasis, we are researching its possible application for the treatment of other conditions, such as eczema, seborrheic dermatitis and psoriatic arthritis. We are also developing a second product for the treatment of leishmaniasis. Since leishmaniasis is not prevalent in the United States, we intend to market this product primarily in other countries. We have not named this product yet and we do not have any approvals from, nor has any application been filed with, the FDA or any foreign governmental regulatory authority for this product. Currently, we do not have any collaborators for this product. However, our Technology Access Option Agreement permits us to use the technology we may license from SkyePharma for our leishmaniasis treatment. We are also engaged in preliminary research of a treatment for transplant rejection.

Employees and Consultants


      As of June 25, 2004, we employed nine full-time employees, including four scientists and a laboratory technician. We also have 14 consultants. We have no part-time employees. None of our employees are covered by a collective bargaining agreement and we believe that our employee relations are good.

Legal Proceedings

      We are not currently a party to any material legal proceedings.

Property

      We lease our executive offices and research laboratory located at 75 Passaic Avenue, Fairfield, New Jersey 07004. The yearly rent for such office and laboratory space is $77,500.

                                   MANAGEMENT

Executive Officers and Directors

      The names, ages and positions of our current directors and executive officers are as follows:

Name                               Age    Position


Jose Antonio O'Daly, M.D., Ph.D.   62     Chairman of the Board of Directors;
                                          President of Research and Development


Mike Ajnsztajn                     39     Chief Executive Officer; Director

Gaston Liebhaber                   69     Director


Gina Tedesco                       41     Chief Financial Officer; Director


Michael Ashton                     58     Director

Steven Fulda                       71     Director


Fabien Pictet                      46     Director

Sam Barnett, Ed.D.                 57     Director

Phillipe Magistretti, M.D., Ph.D.  47     Director

      With the exception of Mr. Ajnsztajn and Ms. Tedesco who are husband and wife, and Mr. Liebhaber who is Mr. Ajnsztajn's uncle, there are no familial relationships among our directors and/or officers. Directors hold office until the next annual meeting of our stockholders or until their respective successors have been elected and qualified. Officers serve at the pleasure of the board of directors.

Jose Antonio O'Daly, M.D., Ph.D. Dr. O'Daly has served as our Chairman of the Board of Directors and President of Research and Development since November 13, 2001. Dr. O'Daly is the sole founder of Center for Research and Treatment for Psoriasis in Caracas, Venezuela and has served as its president since 1998. From 1972 to 1998, Dr. O'Daly served as Director and Head of Research of the Microbiology Center of the Venezuelan Institute of Scientific Investigations. Dr. O'Daly attended the Central University of Venezuela, Caracas receiving his Doctorate of Medical Sciences in 1968. In 1971, Dr. O'Daly earned a Doctorate of Philosophy from the Johns Hopkins University in Baltimore, Maryland. Dr. O'Daly is an honorary member of the Venezuelan Medical Academy.


Mike Ajnsztajn. Mr. Ajnsztajn has served as our Chief Executive Officer and as a director since November 13, 2001. From 1986 to 1992, Mr. Ajnsztajn worked for Rhone Poulenc as both an Export Manager for the Far East based in France, and as the Marketing Director in China. From 1992 to 2001, Mr. Ajnsztajn was the president of Blowtex, a Brazilian condom manufacturer. Mr. Ajnsztajn is also co-founder of Opus International, a New Jersey based import/export company that distributes hospital examination gloves and raw materials for the latex industry. Opus International also provides business-consulting services.

Gaston Liebhaber. Mr. Liebhaber has served as our Director of International Affairs since November 13, 2001 and as a director since January 31, 2002. Mr. Liebhaber has 35 years of experience in the pharmaceutical industry. Mr. Liebhaber founded Fundafarmacia in Caracas, Venezuela, a non-profit organization that distributes medicine, at discounted prices, to the poor and homeless. Since 1982, Mr. Liebhaber has served as the Managing Director of Latin America of Sankyo Pharmaceutical. Since 1987, Mr. Liebhaber also has served on the Board of Directors of the Venezuelan Association of Pharmaceutical Companies.

Gina Tedesco. Ms. Tedesco has served as our Chief Financial Officer since November 13, 2001 and as a director since January 31, 2002. Ms. Tedesco is a co-founder of Opus International and has served as its President since 1997. Ms. Tedesco has extensive experience in the pharmaceutical industry and in finance and business planning. From 1989 to 1996, Ms. Tedesco held various positions with Rhone Poulenc ranging from controller for the European pharmaceutical subsidiaries to Director of Finance and Investor Relations for a Brazilian subsidiary. Ms. Tedesco earned a MBA from George Washington University in International Business.

Michael Ashton. Mr. Ashton has served as one of our directors since January 31, 2002. Since 1977, Mr. Ashton has been employed by SkyePharma PLC, a London based drug delivery technology provider. Since 1999, Mr. Ashton has served as the Chief Executive Officer of SkyePharma PLC. Mr. Ashton is a member of the board of directors of Transition Inc. Mr. Ashton has thirty years of experience in the pharmaceutical industry. Mr. Ashton has a Bachelor of Pharmacy Degree from Sydney University and a MBA Degree from Rutgers University.

Steven Fulda. Mr. Fulda has served as one of our directors since February 6, 2002. Since 1989, Mr. Fulda has served as Managing Director of Fulda Business Planners. Mr. Fulda has forty years of management and consulting experience including business strategy, planning, development and financing. Since 1992, Mr. Fulda has been an Adjunct Professor of Entrepreneurship and Director of the Small Business Institute at Fairleigh Dickinson University. Mr. Fulda holds a Master's Degree in Quantitative Business Analysis from New York University and a Master's Degree in Systems Engineering from Bell Laboratories' New York University Graduate Program.

Fabien Pictet. Mr. Pictet has served as one of our directors since February 6, 2002. Since 1998, Mr. Pictet has served as Chairman of Fabien Pictet and Partners, a London based firm which invests in the emerging markets arena. Mr. Pictet has twenty years of experience in investing in emerging markets. During his eleven year tenure with Pictet and Cie, from 1986 to 1997, Mr. Pictet held various positions ranging from Manager responsible for U.S. equity investments to Partner responsible for all of the firm's institutional activities in Geneva, Zurich and London. Mr. Pictet has a Master's Degree in International Management from American Graduate School of International Management and a Bachelor's Degree in Economics from the University of San Francisco.


Sam Barnett. Mr. Barnett has served as one of our directors since June 2004. In 1979, Mr. Barnett founded Barnett International, a consulting firm where he served as chief consultant. Mr. Barnett subsequently served as head of the Americas Pharmaceutical Practice of PricewaterhouseCoopers Consulting and head of the Americas Life Sciences Consulting Practice for IBM, Business Consulting Services. Mr. Barnett received his Bachelor's Degree from Wesleyan University and received both his Master's and Doctorate Degrees from Temple University.

Phillipe Magistretti, M.D., Ph.D. Dr. Magistretti has served as one of our directors since June 2004. He is currently the Chief Executive Officer of Translion Inc., a company focused on technology transfer in the life sciences industry. He previously served as Chief Executive Officer of Credit Agricole Lazard Financial Products Bank and as Managing Director of Lazard & Co., Ltd. He has previously served as President of Bank AIG and as a Vice President of Credit Suisse First Boston. Dr. Magistretti received his M.D. and Ph.D. from the University of Genova.


Advisors

      Scientific Advisory Board

James Leyden, MD. Dr. Leyden has served as the Chairman of our Medical Advisory Board since November 31, 2001. Dr. Leyden has been a Professor of Dermatology at the Hospital of the University of Pennsylvania in Philadelphia since 1983. He has served on the boards of many of the nation's key dermatological committees, including those of the American Academy of Dermatology and the Dermatology Foundation. Dr. Leyden has also served as a consultant to the U.S. Food and Drug Administration and the Federal Trade Commission, and to drug regulation agencies in England, Germany and Austria. Dr. Leyden has also assisted in the development, testing and commercialization of Accutane, Bactroban, Nizoral, Cleocin, Benzamycin, Benzaclin, Minocin and the use of bicarbonate to control body odor. Dr. Leyden has a Bachelor's Degree from Saint Joseph's College and a MD for the University of Pennsylvania School of Medicine.

Gerald Krueger, MD. Dr. Krueger has served on our Medical Advisory Board since December 2, 2003. Dr. Krueger is a professor of dermatology at the University of Utah School of Medicine. Dr. Krueger consults for the U.S. Food and Drug Administration on psoriasis and serves on the executive committee of the Dermatology Foundation. In addition, he recently completed a ten year term as chairman of the Medical Advisory Board of the National Psoriasis Foundation. Dr. Krueger has been elected into the Alpha Omega Honor Society of Medicine. He has received the Taub International Award for psoriasis research, the American Skin Association Award for psoriasis research and the National Psoriasis Foundation's Lifetime Achievement Award and Founders Award.

      Our Scientific Advisory Board does not hold any formal meetings. However, management consults with the Scientific Advisory Board from time to time.

      Marketing Advisor

Bruce Epstein. Mr. Epstein has served as our Marketing Affairs Advisor since November 13, 2001. Since 2000, Mr. Epstein has served as the General Manager of Noesis Healthcare Interactions, a full-service healthcare communications company managing a creative and support staff focused on the marketing and advertising of multiple pharmaceutical brands with leading pharmaceutical companies. Mr. Epstein specializes in strategic planning and tactical implementation of pharmaceutical products. From 1996 to 2000, Mr. Epstein worked at Klemtner Advertising, the healthcare division of Saatchi and Saatchi. From 1986 to 1996, Mr. Epstein worked for Roche Laboratories, a Swiss pharmaceutical company with a U.S. division based in Nutley, New Jersey. Mr. Epstein obtained a MBA from New York University, Stern School of Business, and a Registered Pharmacist Degree from Rutgers, College of Pharmacy.

Board Composition


      We currently have nine directors, each serving a term until the next annual meeting of stockholders. Pursuant to an Amendment to Stockholders' Agreement dated January 20, 2004 between us, SkyePharma, Jose O'Daly, Mike Ajnsztajn, Gina Tedesco and Gaston Liebhaber, the parties agreed to vote all shares held by such parties for (i) one director designated byJose O'Daly, (ii) one director designated by Mike Ajnsztajn, (iii) one director designated by Gaston Liebhaber, (iv) one director designated by Gina Tedesco, (v) one director designated by SkyePharma and (vi) two independent directors. The agreement terminates on the later of (i) January 20, 2007 or (ii) the date on which SkyePharma no longer beneficially owns 20% of our outstanding common stock.


Compensation of Directors


      Our directors do not receive compensation pursuant to any standard arrangement for their services as directors. We reimburse all outside directors for travel and lodging expenses related to scheduled board meetings. During the fiscal year ended December 31, 2003, we paid $1,000 to each outside director for each board meeting attended and paid an additional $4,500 to the chairman of our audit committee.


Indemnification Matters

      Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of Delaware. In addition, our Certificate of Incorporation includes provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against those persons by reason of serving or having served as officers, directors or in other capacities to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware.

      Our bylaws provide the power to indemnify our officers, directors, employees and agents or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid by us and our predecessors during each of the last three fiscal years to our Chief Executive Officer and any other executive officer who received compensation greater than $100,000 during any of the last three fiscal years.

Summary Compensation Table

                                                       Annual Compensation

                                                                            Other Annual
      Name and Principal Position                 Year       Salary ($)   Compensation ($)
      ---------------------------                 ----       ----------   ----------------
      Mike Ajnsztajn,                             2003        154,375          4,613 (3)
      Chief Executive Officer (1)                 2002        150,000          4,613
                                                  2001         81,164             --

      Jose Antonio O'Daly,                        2003        158,750         73,740 (4)
      Chairman of the Board of Directors and      2002        150,000         56,671
      President of Research and Development (2)   2001         63,500             --


------------

(1)   Mr. Ajnsztajn became our Chief Executive Officer on November 13, 2001.

(2) Dr. O'Daly became one of our employees on July 1, 2002. Prior to July 1, 2002, Dr. O'Daly provided services as a consultant to the company.

(3) For the fiscal year ended December 31, 2003, this amount includes $4,613 in health insurance premiums paid by us for Mr. Ajnsztajn's benefit.

(4) For the fiscal year ended December 31, 2003, this amount includes $9,929 in health insurance premiums paid by us for Dr. O'Daly's benefit, an automobile allowance of $6,317, $37,494 for a furnished apartment and $20,000 for tax payments.

Employment Agreement

      Pursuant to an Employment Agreement dated December 10, 2001, Dr. O'Daly receives a salary of $150,000 per year for his services as Chairman of the Board and President of Research and Development. The agreement has a term of three years and requires Dr. O'Daly to refrain from competing with us for a period of one year following termination of his employment. The agreement does not contain any change of control provisions. None of our other executive officers receive compensation pursuant to any standard arrangement for their services as executive officers.

2001 Stock Option Plan


      Our 2001 Stock Option Plan ("2001 Plan") was unanimously adopted by the board of directors on November 1, 2001 and approved by our stockholders at a special meeting held on November 1, 2001. The 2001 Plan provides for the issuance of 5,000,000 shares of common stock underlying stock options available for grant thereunder. The purpose of the 2001 Plan is to provide additional incentive to our directors, officers, employees and consultants who are primarily responsible for our management and growth. Each option will be designated at the time of grant as either an incentive stock option (an "ISO") or as a non-qualified stock option (a "NQSO"). As of December 31, 2003, options to purchase 365,000 shares of common stock have been granted under the 2001 Plan.

      The 2001 Plan will be administered by our board of directors, or by any committee that we may in the future form and to which the board of directors may delegate the authority to perform such functions (in either case, the "Administrator").


      Every person who at the date of grant of an option is an employee of ours or any affiliate of ours is eligible to receive NQSOs or ISOs under the 2001 Plan. Every person who at the date of grant is a consultant to, or non-employee director of, ours or any affiliate of ours is eligible to receive NQSOs under the 2001 Plan.

      The exercise price of a NQSO will be not less than 85% of the fair market value of the stock subject to the option on the date of grant. To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of our stock or stock of any of our affiliates (a "10% Shareholder") will not be less than 110% of the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO will be determined in accordance with the applicable provisions of the Code and will not be less than the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO granted to any 10% Shareholder will not be less than 110% of the fair market value of the stock covered by the option at the time the option is granted.

      The Administrator, in its sole discretion, will fix the term of each option, provided that the maximum term of an option will be ten years. ISOs granted to a 10% Shareholder will expire not more than five years after the date of grant. The 2001 Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

      Options may be granted and exercised under the 2001 Plan only after there has been compliance with all applicable federal and state securities laws. The 2001 Plan will terminate within ten years from the date of its adoption by the board of directors.


      If for any reason other than death or permanent and total disability, an optionee ceases to be employed by us or any of our affiliates (such event being called a "Termination"), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the expiration date of the option (the "Expiration Date")); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically will be extended until the tenth day following the last date upon which the optionee has any liability under Section 16(b) (but in no event after the Expiration Date).

      The board of directors may at any time amend, alter, suspend or discontinue the 2001 Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform the 2001 Plan and ISOs granted under the 2001 Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance will require shareholder approval unless (i) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the board of directors otherwise concludes that shareholder approval is advisable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

      Centro Para La Investigacion y Tratmiento De La Psoriasis ("CITP"), a research entity owned by Helen O'Daly, the spouse of Dr. Jose Antonio O'Daly, provided assistance in the research and development of Psoraxine in Venezuela commencing in November 2001 and terminating in May 2002. We paid approximately $275,000 to CITP for the services it provided.



Relationship with SkyePharma

      We entered into a Purchase Agreement dated as of December 10, 2001 with SkyePharma pursuant to which SkyePharma purchased an aggregate of 2,000,000 shares of our Series A Preferred Stock, for an aggregate purchase price of $20.0 million. On January 20, 2004, pursuant to an Omnibus Conversion Agreement dated

January 12, 2004 between us and SkyePharma ("Omnibus Conversion Agreement"), SkyePharma converted all of its outstanding shares of Series A Preferred Stock into 25,000,000 shares of our common stock at a conversion price of $0.80 per share. As a result of its conversion, SkyePharma beneficially owns 34.54% of our common stock on a fully diluted basis.

      On January 20, 2004, we and SkyePharma entered into a Call Option Agreement ("Call Option Agreement") pursuant to which we received the right to repurchase some or all of 12,500,000 shares of our common stock from SkyePharma at a premium to the conversion price. The call option will be exercisable by us upon our achievement of a certain milestone event and ending on January 20, 2007.


      On January 20, 2004, we, SkyePharma and other stockholders who are parties to the Stockholders Agreement dated December 10, 2001, entered into an amendment of the Stockholders Agreement to provide for, among other things, the termination of the agreement on the later of (1) January 20, 2007 or (2) the date on which SkyePharma no longer beneficially owns 20% of our outstanding common stock. The amended Stockholders Agreement requires the parties to agree to vote all shares held by such parties for one director designated by Mike Ajnsztajn, one director designated by Jose O'Daly, one director designated by Gaston Liebhaber, one director designated by Gina Tedesco, one director designated by SkyePharma and two independent directors. In addition, SkyePharma is required to vote its shares of our common stock in favor of certain enumerated transactions, where those transactions have been approved by our board of directors and all of the independent directors.

      On December 10, 2001, we entered into a Technology Access Option Agreement and a Service Agreement with SkyePharma. Also, effective as of January 1, 2003, we entered into an Amendment to the Service Agreement with SkyePharma. These agreements are described under "Business - Agreements with SkyePharma."


Relationship with FPP Capital Advisors

      In connection with private placements of units consisting of common stock and warrants that occurred in 2004, FPP Capital Advisors, an entity controlled by our board member, Fabien Pictet, received a consulting fee of $261,496. In addition, for consulting services provided in connection with the private placement, FPP Capital Advisors and certain other selling stockholders received warrants to purchase an aggregate of 418,394 shares of our common stock at $0.50 per share and warrants to purchase an aggregate of 418,394 shares of our common stock at $0.73 per share. Upon exercise of the warrants issued in the private placement, we will pay a cash commission equal to 5% of the amounts raised through the exercise of the warrants.

      In additiion, in consideration for services provided in negotiating the Omnibus Conversion Agreement, we issued to FPP Capital Advisors units consisting of 150,000 shares of common stock and warrants to purchase 150,000 shares of common stock at an exercise price of $0.73 per share. We also assigned the right to purchase 1,250,000 shares under the Call Option Agreement to FPP Capital Advisors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


      The following table sets forth the names and beneficial ownership of our common stock owned as of June 25, 2004, by (i) each of our directors, (ii) each person named in the Summary Compensation Table, (iii) all our directors and executive officers as a group, and, to the best of our knowledge, (iv) all holders of 5% or more of the outstanding shares of our common stock. Unless otherwise noted, the address of all the individuals and entities named below is care of Astralis Ltd. at 75 Passaic Avenue, Fairfield, NJ 07004.

                                              Number of Shares of common stock           Percentage of Common
     Name and Address                                   Beneficially                          Stock Owned
                                                         Owned (1)
Dr. Jose Antonio O'Daly (2)                               13,640,000                             18.64%

Mike Ajnsztajn (2)(3)                                      8,680,000                             11.86%

Gina Tedesco (2)(3)                                        8,680,000                             11.86%

Gaston Liebhaber (2)                                       2,480,000                              3.39%

Michael Ashton (4)                                        25,220,000                             34.45%

Fabien Pictet (5)                                          4,211,794                              5.59%

Steven Fulda (6)                                              29,700                                 *

SkyePharma PLC (2)(7)                                     25,220,000                             34.45%
   105 Piccadilly
   London W1J 7NJ
   England

All Officers and Directors                                54,261,494                             71.94%
as a Group


------------

*     Less than 1%


(1) Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by him. The beneficial ownership percentage is based on 73,173,055 shares of our common stock outstanding as of June 25, 2004.

(2) Under the terms of Amendment No. 1 to the Stockholders' Agreement dated as of January 20, 2004 by and among SkyePharma, Jose O'Daly, Mike Ajnsztajn, Gaston Liebhaber, Gina Tedesco and us, the parties agreed to vote all shares held by such parties for (i) one director designated by Mike Ajnsztajn, (ii) one director designated by Jose O'Daly, (iii) one director designated by Gaston Liebhaber, (iv) one director designated by Gina Tedesco, (v) one director designated by SkyePharma and (vi) two independent directors. No party to the agreement has the right to dispose (or direct the disposition of) any shares of common stock held by any of the other parties to the agreement. Accordingly, each party disclaims beneficial ownership of the shares held by the other parties.


(3) Ms. Tedesco, our Chief Financial Officer, may be deemed to be the beneficial owner of the 8,680,000 shares of common stock owned as of June 25, 2004 by her husband, Mike Ajnsztajn. Ms. Tedesco disclaims beneficial ownership of such shares.


(4) Includes 25,200,000 shares of common stock beneficially owned by SkyePharma and warrants to purchase 20,000 shares of common stock beneficially owned by SkyePharma. Mr. Ashton is Chief Executive Officer of SkyePharma. Under the terms of a Call Option Agreement dated January 20, 2004, we have the right to repurchase some or all of 12,500,000 shares of our common stock from SkyePharma. The call option will be exercisable by us for a period commencing upon our achievement of a certain milestone event and ending on January 20, 2007.


(5) Includes 1,260,000 shares of common stock owned by FPP Emerging Hedge Fund and warrants to purchase an aggregate of 1,176,000 shares of common stock owned by FPP Emerging Hedge Fund. Includes 390,000 shares of common stock and warrants to purchase 500,000 shares of common stock owned by Perly International Ltd. Includes 180,000 shares of common stock owned by Pictet Private Equity Investors and warrants to purchase 36,000 shares held by Pictet Private Equity Investors. Also includes 150,000 shares of common stock owned by FPP Capital Advisors and warrants to purchase 519,794 shares held by FPP Capital Advisors. Does not include 1,250,000 shares of common stock held by SkyePharma which FPP Capital Advisors has the right to purchase under the term of (i) the Call Option Agreement dated January 20, 2004 between us and SkyePharma and (ii) the Assignment and Assumption Agreement dated as of June 24, 2004 between us and FPP Capital Advisors.

(6) Includes 4,700 shares of common stock owned as of June 25, 2004 by Mr. Fulda's spouse. Mr. Fulda disclaims beneficial ownership of such shares.

(7) Includes 25,200,000 shares of common stock and warrants to purchase 20,000 shares of common stock held by SkyePharma. Michael Ashton, Chief Executive Officer of SkyePharma and a member of our board of directors, exercises voting control over the shares held by SkyePharma. Under the terms of a Call Option Agreement dated January 20, 2004, we have the right to repurchase some or all of 12,500,000 shares of our common stock from SkyePharma. In June 2004, we assigned the right to purchase 1,250,000 shares under the Call Option Agreement to FPP Capital Advisors, an entity controlled by Fabien Pictet. The call option will be exercisable for a period commencing upon our achievement of a certain milestone event and ending on January 20, 2007.

                              SELLING STOCKHOLDERS


      An aggregate of up to 47,056,520 shares of our common stock may be offered and sold pursuant to this prospectus by the selling stockholders. SkyePharma acquired its shares of common stock through the conversion of our outstanding Series A Preferred Stock. The other selling stockholders acquired common stock and warrants to purchase common stock by (i) purchasing units consisting of common stock and warrants in a private placement, consummated in January and February 2004, (ii) receiving warrants as consideration for consulting services provided in connection with such private placement or (iii) receiving units as consideration for negotiating the Omnibus Conversion Agreement dated January 12, 2004 between us and SkyePharma.


      In the private placement, we issued an aggregate of 10,459,866 shares of our common stock and warrants to purchase an aggregate of 10,459,866 shares of our common stock at an exercise price of $0.73 per share. We received gross proceeds of $5,229,933 from the private placement.

      In the event all selling stockholders exercise their warrants to purchase shares of our common stock, we will receive additional gross proceeds of $8,259,827.

Relationship with Certain Selling Stockholders


      In connection with the private placement, FPP Capital Advisors received a consulting fee of $261,496. In addition, FPP Capital Advisors and certain other selling stockholders who assisted FPP Capital Advisors in providing consulting services to us, received warrants to purchase an aggregate of 418,394 shares of our common stock at $0.50 per share and warrants to purchase an aggregate of 418,394 shares of our common stock at $0.73 per share. Further, in consideration for services rendered in negotiating the Omnibus Conversion Agreement dated January 12, 2004 between us and SkyePharma, we issued units consisting of 150,000 shares of common stock and warrants to purchase 150,000 shares of common stock at an exercise price of $0.73 per share to FPP Capital Advisors. We also assigned to FPP Capital Advisors the right to purchase 1,250,000 shares of our common stock from SkyePharma under the Call Option Agreement discussed below. FPP Capital Advisors is controlled by Fabien Pictet, a member of our board of directors.

      In addition to FPP Capital Advisors, Fabien Pictet controls FPP Emerging Hedge Fund I and Pictet & Cie, both of which were investors in the private placement and are selling stockholders.

      Under the terms of the Omnibus Conversion Agreement between us and SkyePharma, on January 20, 2004, SkyePharma converted all of its outstanding shares of our Series A Preferred Stock into 25,000,0000 shares of common stock at a conversion price of $0.80 per share. As a result of its conversion, SkyePharma beneficially owns 34.54% of our common stock. On January 20, 2004, we and SkyePharma entered into a Call Option Agreement pursuant to which we received the right to repurchase some or all of 12,500,000 shares of our common stock from SkyePharma at a premium to the conversion price. We assigned to FPP Capital Advisors the right to purchase 1,250,000 of these shares. The call option will be exercisable for a period commencing upon our achievement of a certain milestone event and ending on January 20, 2007.


      On January 20, 2004, we, SkyePharma and other stockholders who are parties to a Stockholders Agreement dated December 10, 2001, entered into an amendment to the Stockholders Agreement to provide for, among other things, the termination of the agreement on the later of (1) January 20, 2007 or (2) the date on which SkyePharma no longer beneficially owns 20% of our outstanding common stock. The amended Stockholders Agreement provides that each party thereto will vote all shares held by such parties for one director designated by

Mike Ajnsztajn, one director designated by Jose O'Daly, one director designated by Gaston Liebhaber, one director designated by Gina Tedesco, one director designated by SkyePharma and two independent directors. In addition, SkyePharma is required to vote its shares of our common stock in favor of certain enumerated transactions, where those transactions have been approved by our board of directors and all of the independent directors.

      Further, on December 10, 2001, we entered into a Technology Access Option Agreement and a Service Agreement with SkyePharma. Also, effective as of January 1, 2003, we entered into an Amendment to the Service Agreement with SkyePharma. These agreements are described under "Business -- Agreements with SkyePharma."

      No other selling stockholders has held any position or office or had a material relationship with us within the past three years other than as a result of the ownership of our common stock and other securities.


      The following table sets forth certain information as of June 25, 2004 regarding the sale by the selling stockholders of 47,056,520 shares of common stock in this offering.


                                                   Shares
                                                  Currently                                                  Shares
                               Shares          Outstanding and          Warrant            Total          Beneficially     Ownership
                            Beneficially            Being            Shares Being      Shares Being           Owned         Percent
                          Owned Before the      Registered in       Registered in      Registered in        After the      After the
Selling Stockholder         Offering (1)       the Offering (1)      the Offering      the Offering         Offering        Offering
--------------------      ----------------     ----------------     -------------      -------------      ------------     ---------
Vieri Bracco                305,200 (2)           140,000              165,200 (2)      305,200 (2)            --               --
ACE Fund Sicav            1,600,000               800,000              800,000        1,600,000                --               --
Pictet & Cie              1,700,000               850,000              850,000        1,700,000                --               --
Fidulex Management,       3,600,000             1,800,000            1,800,000        3,600,000                --               --
   Inc.
Gesico International        800,000               400,000              400,000          800,000                --               --
   S.A.
Epalinges Limited           599,928               299,964              299,964          599,928                --               --
Bank Morgan Stanley AG    3,600,000             1,800,000            1,800,000        3,600,000                --               --
S.A.M. Master Fund        1,200,000               600,000              600,000        1,200,000                --               --
   L.P.
Mirabaud & Cie              200,000               100,000              100,000          200,000                --               --
Bank Julius Baer &          200,000               100,000              100,000          200,000                --               --
   Co., Ltd.
UBS Private Banking       1,000,000               500,000              500,000        1,000,000                --               --
   Nominees Ltd.
B.I. Lipworth & Co.         200,000               100,000              100,000          200,000                --               --
   Limited
Deborah Jones               300,000               150,000              150,000          300,000                --               --
FPP Emerging Hedge        1,200,000               600,000              600,000        1,200,000                --               --
   Fund I
Vistal International        200,000               100,000              100,000          200,000
   Ltd.
Marcelo M. Fleury           200,000               100,000              100,000          200,000
Maran Limited               300,000               150,000              150,000          300,000                --               --
Newbridge Advisors           80,000                40,000               40,000           80,000                --               --
Donvale Investments         400,000               200,000              200,000          400,000                --               --
   Ltd.
Greenwood Nominees          200,000               100,000              100,000          200,000                --               --
   Ltd.
Serica Bank                 100,000                50,000               50,000          100,000                --               --
Bernard Rapoport            100,000                50,000               50,000          100,000                --               --

Larry Jaynes                100,000                50,000               50,000          100,000                --               --
Maurice Sydney              200,000               100,000              100,000          200,000                --               --
   Lipworth
Graeme Gordon               400,000               200,000              200,000          400,000
Nick Wentworth Stanley      199,920                99,960               99,960          199,920                --               --
Carla Maria Orsi            160,000                80,000               80,000          160,000                --               --
   Carbone
Alexandre Stakhovitch       769,794 (3)            200,000             569,794 (3)      769,794 (3)            --               --
Raffaele Ricci              199,884                99,942               99,942          199,884                --               --
Marcos M. Carvalhal         200,000               100,000              100,000          200,000                --               --
   and Scott Starkey
   Joint Tenants
B.I. Lipworth & Co.         200,000               100,000              100,000          200,000                --               --
   Limited as Nominee
   for BrandNew Group
   Limited
I.S. Twersky                400,000               200,000              200,000          400,000                --               --
Rhonda Limited              400,000               200,000              200,000          400,000                --               --
SkyePharma PLC           25,220,000 (4)(5)     25,000,000 (2)               --       25,000,000 (4)(5)    220,000                *
FPP Capital Advisors        669,794 (6)           150,000              519,794          519,794                --               --
Manuel Tarabay              722,000 (7)(8)             --               72,000 (8)       72,000           650,000              1.9%


------------

*     Less than 1%.

(1) Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares beneficially owned by him. Selling stockholders are deemed to beneficially own the shares of common stock issuable upon the exercise of their warrants.

(2) Includes warrants to purchase 12,600 shares of common stock at an exercise price of $0.50 per share and warrants to purchase 12,600 shares of common stock at an exercise price of $0.73 per share. Such warrants were issued for consulting services provided in connection with our 2004 private placement.

(3) Includes warrants to purchase 184,897 shares of common stock at an exercise price of $0.50 per share and warrants to purchase 184,897 shares of common stock at an exercise price of $0.73 per share. Such warrants were issued for consulting services provided in connection with our 2004 private placement and in connection with the conversion of our Series A Preferred Stock by SkyePharma.


(4) Includes 25,200,000 shares of common stock and warrants to purchase 20,000 shares of common stock. Michael Ashton, Chief Executive Officer of SkyePharma and a member of our board of directors, exercises voting control over the shares held by SkyePharma.

(5) Under the terms of a Call Option Agreement dated January 20, 2004, we have the right to repurchase some or all of 12,500,000 shares of our common stock from SkyePharma. In June 2004, we assigned the right to purchase 1,250,000 shares under the Call Option Agreement to FPP Capital Advisors, an entity controlled by Fabien Pictet. The call option will be exercisable for a period commencing upon our achievement of a certain milestone event and ending on January 20, 2007.

(6) Includes warrants to purchase 184,897 shares of common stock at an exercise price of $0.50 per share and warrants to purchase 184,897 shares of common stock at an exercise price of $0.73 per share. Such warrants were issued for consulting services provided in connection with our 2004 private placement and in connection with negotiating the Omnibus Conversion Agreement dated January 12, 2004 between us and SkyePharma.


(7) Includes 650,000 shares of common stock beneficially owned by Mr. Tarabay which he acquired prior to our 2004 private placement.

(8) Includes warrants to purchase 36,000 shares of common stock at an exercise price of $0.50 per share and warrants to purchase 36,000 shares of common stock at an exercise price of $0.73 per share. Such warrants were issued for consulting services provided in connection with our 2004 private placement.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock currently trades on the OTC Bulletin Board. Any sales by the selling stockholders may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;


      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;


      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling stockholders may from time to time pledge or grant a security interest in any of their warrants or common stock issuable upon conversion of their warrants and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares underlying the warrants from time to time under this prospectus.


      The selling stockholders also may transfer their warrants or shares of common stock issuable upon conversion of their warrants in other circumstances, in which case the pledgees, donees, transferees, assignees or other successors-in-interest will be "selling stockholders" for purposes of this prospectus.


      The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.


      We will not receive any proceeds from sales of any shares by the selling stockholders. However, we may receive an aggregate of $8,259,827 upon the exercise of all the warrants held by selling stockholders, if such warrants are exercised for cash. We will use such funds, if any, to fund clinical trials and for working capital and general corporate purposes.

                          DESCRIPTION OF CAPITAL STOCK


      We are authorized to issue 153,000,000 shares of capital stock divided into (i) 150,000,000 shares of common stock, par value $0.0001 per share and
(ii) 1,000,000 shares of preferred stock. As of June 25, 2004, there are 73,173,055 shares of our common stock outstanding, held of record by approximately 2,385 stockholders. We do not have any shares of preferred stock outstanding.


Common Stock

      The holders of our common stock are entitled to one vote for each share held of record in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. Holders of common stock are entitled:


      o to receive any dividends as may be declared by the board of directors out of funds legally available for such purpose after payment of accrued dividends on the outstanding shares of preferred stock; and


      o in the event of our liquidation, dissolution, or winding up, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock having preference over the common stock.

      All of the outstanding shares of common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive right to subscribe for or to purchase additional shares of any class of our capital stock.

      Pursuant to an Amendment to Stockholders' Agreement dated January 20, 2004 between us, SkyePharma, Jose O'Daly, Mike Ajnsztajn, Gina Tedesco and Gaston Liebhaber, the parties agreed to vote all shares held by such parties for (i) one director designated by Jose O'Daly, (ii) one director designated by Mike Ajnsztajn, (iii) one director designated by Gaston Liebhaber, (iv) one director designated by Gina Tedesco, (v) one director designated by SkyePharma and (vi) two independent directors. The agreement terminates on the later of (i) January 20, 2007 or (ii) the date on which SkyePharma no longer beneficially owns 20% of our outstanding common stock.

Preferred Stock


      Our board of directors has the authority, within the limitations set forth in our certificate of designations and certificate of incorporation to provide by resolution for the issuance of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series.

Warrants


      As of June 25, 2004, we have outstanding warrants to purchase 18,011,891 shares of our common stock. We issued warrants to purchase 6,300,000 shares of our common stock at an exercise price of $1.60 per share pursuant to a private placement that occurred in September 2001. We issued warrants to purchase 415,237 shares of our common stock at an exercise price of $4.00 per share pursuant to a private placement that occurred in November 2001. We issued warrants to purchase 10,459,866 shares of our common stock at an exercise price of $0.73 per share pursuant to a private placement that occurred in January and February 2004. In connection with our most recent private placement, we also issued to FPP Capital Advisors and certain other selling stockholders who assisted FPP Capital Advisors in providing consulting services to us warrants to purchase an aggregate of 418,394 shares of our common stock at $0.50 per share and warrants to purchase an aggregate of 418,394 shares of our common stock at $0.73 per share. In consideration for services rendered in negotiating the Omnibus Conversion Agreement dated January 12, 2004 between us and SkyePharma, we issued units consisting of 150,000 shares of common stock and warrants to purchase 150,000 shares of common stock to FPP Capital Advisors. FPP Capital Advisors is controlled by Fabien Pictet, a member of our board of directors.


Market for Common Stock

      Shares of our common stock are listed on the OTC Bulletin Board under the symbol ASTR.

Transfer Agent and Registrar

      Our transfer agent and registrar is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Shares Eligible for Future Sale


      We currently have 73,173,055 shares of common stock outstanding. Of the 73,173,055 shares of common stock outstanding, up to 37,538,189 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate", which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

      All of the remaining shares of common stock currently outstanding are "restricted securities" or owned by "affiliates", as those terms are defined in Rule 144, and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. The restricted securities are not eligible for sale without registration under Rule 144. As of June 25, 2004, there were outstanding options and warrants to purchase 18,566,891 shares of our common stock.


Lock-Up Agreements

      None of the currently outstanding shares of common stock are subject to lock-up agreements.

Rule 144

      Generally, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including any of our affiliates or persons whose shares are aggregated with an affiliate, who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

      o     1% of our then outstanding shares of common stock; or

      o the average weekly trading volume of shares of our common stock during the four calendar weeks preceding such sale.

      A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

Charter and Bylaws Provisions and Delaware Anti-Takeover Statute

      We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations from engaging under certain circumstances, in a "business combination", which includes a merger or sale of more than 10% of the corporation's assets, with any "interested stockholder", or a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an "interested stockholder", unless (i) the business combination or the transaction in which such stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained such status; (ii) upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder", the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after the date the "interested stockholder" attained such status the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."


      Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Our bylaws eliminate the right of stockholders to call special meetings of stockholders. The authorization of one million shares of undesignated preferred stock makes it possible for the board of directors to issue a class of preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in our control. These and other provisions may have the effect of delaying, deferring or preventing hostile takeovers or changes in the control or management of Astralis even if doing so would be beneficial to our stockholders.

                                  LEGAL MATTERS

      The validity of the common stock offered by this prospectus will be passed upon by McCarter & English, LLP.

                                     EXPERTS

      L J Soldinger Associates, LLC, independent certified public accountants, have audited our financial statements as of December 31, 2003 and 2002, and for the years then ended and the period March 12, 2001 (date of inception) through December 31, 2003, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the L J Soldinger Associates, LLC reports, given on their respective authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Additionally, we file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's Web site is http://www.sec.gov.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements as of and for the Years Ended
   December 31, 2003 and 2002                                               Page
-------------------------------------------------------------------------   ----

Report of Independent Registered Public Accounting Firm                     F-2

Balance Sheets                                                              F-3

Statements of Operations                                                    F-4

Statements of Stockholders' Equity                                          F-5

Statements of Cash Flows                                                    F-11

Notes to Financial Statements                                               F-12

Interim Financial Statements as of March 31, 2004 and
December 31, 2003 and for the Quarters Ended
March 31, 2004 and 2003
-------------------------------------------------------------------------

Condensed Balance Sheets (Unaudited)                                        F-29

Condensed Statements of Operations (Unaudited)                              F-30

Condensed Statements of Cash Flows (Unaudited)                              F-31

Notes to Condensed Financial Statements (Unaudited)                         F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Astralis Ltd.
Fairfield, New Jersey


We have audited the accompanying balance sheets of Astralis Ltd. (a development stage entity) as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and the period March 12, 2001 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Astralis Ltd. as of December 31, 2003 and 2002, and the results of operations, changes in stockholders' equity and its cash flows for the years then ended and the period March 12, 2001 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred net losses since inception. Also, the Company does not have sufficient funds to execute its business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


L J SOLDINGER ASSOCIATES

Deer Park, Illinois
March 2, 2004

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                                 Balance Sheets

                                     ASSETS
                                                                                      December 31,
                                                                              -----------------------------
                                                                                  2003            2002
                                                                              ------------     ------------
Current Assets
   Cash and cash equivalents                                                  $     10,660     $    227,193
   Marketable securities                                                         1,374,174        1,207,179
   Interest receivable (net of allowance for doubtful accounts of $16,088)              --            5,891
   Prepaid expense - related party                                               1,007,500        1,995,000
   Prepaid expenses                                                                 84,902           73,249
   Supplies                                                                         87,037           30,239
                                                                              ------------     ------------

                    Total Current Assets                                         2,564,273        3,538,751

Intangible Assets, Net - Related Party                                           3,511,900        4,226,188
Other Intangible Assets, Net                                                        94,640           43,833
Property and Equipment, Net                                                        293,049          362,713
Deposits                                                                            29,953           29,953
                                                                              ------------     ------------

                                                                              $  6,493,815     $  8,201,438
                                                                              ============     ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
   Accounts payable and accrued expenses                                      $    279,506     $    263,245
                                                                              ------------     ------------

                    Total Current Liabilities                                      279,506          263,245
                                                                              ------------     ------------

Commitments and Contingencies

Stockholders' Equity
   Convertible preferred stock, Series A, $.001 par value;
     3,000,000 shares authorized at 2003 and 2002; 2,000,000 and
     1,750,000 issued and outstanding at 2003 and 2002, respectively
     (liquidation preference - $22,122,600 at 2003)                                  2,000            1,750
   Common stock; $.0001 par value; 150,000,000 shares authorized at
     2003; 37,538,189 issued and outstanding at 2003 and 2002                        3,754            3,754
   Additional paid-in capital                                                   35,929,864       33,429,396
   Deferred compensation                                                            (4,822)         (12,164)
   Common stock subscriptions receivable                                           (24,000)        (885,000)
   Accumulated other comprehensive loss                                            (27,698)         (15,181)
   Deficit accumulated in the development stage                                (29,664,789)     (24,584,362)
                                                                              ------------     ------------

                    Total Stockholders' Equity                                   6,214,309        7,938,193
                                                                              ------------     ------------

                                                                              $  6,493,815     $  8,201,438
                                                                              ============     ============

    See independent auditors' report and the accompanying notes to financial statements

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                            Statements of Operations

                                                                                March 12, 2001
                                                   Year Ended December 31,      (Inception) to
                                               -----------------------------     December 31,
                                                   2003             2002            2003
                                               ------------     ------------     ------------
Revenues                                       $         --     $         --     $         --
                                               ------------     ------------     ------------
Operating Expenses
   Research and development - related party       1,721,788        6,834,399       11,759,422
   Research and development                       2,323,885          927,143        3,279,568
   Depreciation and amortization                     26,062           15,728           42,621
   General and administrative                     1,290,346        1,374,251        3,516,610
                                               ------------     ------------     ------------

                   Total Operating Expenses       5,362,081        9,151,521       18,598,221
                                               ------------     ------------     ------------

Loss From Operations                             (5,362,081)      (9,151,521)     (18,598,221)

Investment Income                                    60,018          111,273          180,546
                                               ------------     ------------     ------------

Loss before income tax benefit                   (5,302,063)      (9,040,248)     (18,417,675)

   Income tax benefit                               221,636               --          221,636
                                               ------------     ------------     ------------

Net Loss                                         (5,080,427)      (9,040,248)     (18,196,039)

Preferred Stock Dividends                                --       (9,348,750)     (11,468,750)
                                               ------------     ------------     ------------

Net Loss to Common Stockholders                $ (5,080,427)    $(18,388,998)    $(29,664,789)
                                               ============     ============     ============

Basic and Diluted Loss per Common Share        $      (0.14)    $      (0.49)
                                               ============     ============

Basic and Diluted Weighted Average
 Common Shares Outstanding                       37,538,189       37,541,339
                                               ============     ============

    See independent auditors' report and the accompanying notes to financial statements.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                       Statements of Stockholders' Equity

                                                    Preferred Stock                  Common Stock              Additional
                                              ----------------------------    ----------------------------      Paid-In
                                                 Shares          Amount          Shares         Amount          Capital
                                              ------------    ------------    ------------    ------------    ------------
Balances, March 12, 2001
 (Date of Inception)                                    --    $         --              --    $         --    $         --

Members' capital contributions,
 3/15/2001                                              --              --      25,300,000           2,530          30,653

Capital contributions received,
 3/1 - 8/13/2001                                        --              --              --              --              --

Members' contributed services,
 3/15 - 6/30/2001                                       --              --              --              --          12,986

Members' capital contributions,
 9/1/2001                                               --              --       2,700,000             270       1,349,730

Warrants to purchase 6,300,000
 shares of common stock at $1.60 per share
 issued in private placement                            --              --              --              --              --

Common stock issuable for consulting
 services, 9/1/2001; 500,000 shares                     --              --              --              --         135,000

Common stock issued in private
 placement net of issuance costs,
 11/13/2001; 2,076,179 shares at $1.60 per
 share                                                  --              --       2,076,179             208       3,190,429

Warrants to purchase 415,237 shares
 of common stock at $4.00 per share
 issued in private placement, 11/13/2001                --              --              --              --              --

Net assets and liabilities acquired
 in merger with Hercules                                --              --       7,512,000             751        (303,071)

Preferred stock issued, net of
 issuance costs, 12/10/2001; 1,000,000
 shares at $10.00 per share                      1,000,000           1,000              --              --       9,946,496

Preferred stock dividend, 12/10/2001                    --              --              --              --       2,120,000

Options to purchase 200,000 shares of
 common stock at $1.77 (based on
 valuation) issued for legal services,
 12/31/2001                                             --              --              --              --         354,000

Options to purchase 100,000 shares of
 common stock at $1.77 (based on
 valuation) issued for consulting
 services, 12/31/2001                                   --              --              --              --         177,000

Amortization of deferred compensation                   --              --              --              --              --

Net loss                                                --              --              --              --              --
                                              ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2001                       1,000,000    $      1,000      37,588,179    $      3,759    $ 17,013,223
                                              ------------    ------------    ------------    ------------    ------------

    See independent auditors' report and the accompanying notes to financial statements.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                       Statements of Stockholders' Equity

                                                                                            Deficit
                                                                            Accumulated   Accumulated
                                                                               Other       During the                      Total
                                              Subscription    Deferred     Comprehensive  Development                  Comprehensive
                                               Receivable   Compensation        Loss         Stage          Total           Loss
                                              ------------  ------------   -------------  -----------    -----------   -------------
Balances, March 12, 2001
 (Date of Inception)                          $        --   $        --     $      --     $        --    $        --

Members' capital contributions,                   (33,183)           --            --              --             --
 3/15/2001

Capital contributions received,
 3/1 - 8/13/2001                                   33,183            --            --              --         33,183

Members' contributed services,
 3/15 - 6/30/2001                                      --            --            --              --         12,986

Members' capital contributions,
 9/1/2001                                      (1,350,000)           --            --              --             --

Warrants to purchase 6,300,000 shares
 of common stock at $1.60 per share
 issued in private placement                           --            --            --              --             --

Common stock issuable for consulting
 services, 9/1/2001; 500,000 shares                    --            --            --              --        135,000

Common stock issued in private
 placement net of issuance costs, 11/13/2001;
 2,076,179 shares at $1.60 per share                   --            --            --              --      3,190,637

Warrants to purchase 415,237 shares of
 common stock at $4.00 per share issued
 in private placement, 11/13/2001                      --            --            --              --             --

Net assets and liabilities acquired in
 merger with Hercules                                  --            --            --              --       (302,320)

Preferred stock issued, net of issuance
 costs, 12/10/2001; 1,000,000 shares
 at $10.00 per share                                   --            --            --              --      9,947,496

Preferred stock dividend, 12/10/2001                   --            --            --      (2,120,000)            --

Options to purchase 200,000 shares of
 common stock at $1.77 (based on
 valuation) issued for legal services,
 12/31/2001                                            --      (354,000)           --              --             --

Options to purchase 100,000 shares of
 common stock at $1.77 (based on
 valuation) issued for consulting services,            --      (177,000)           --              --             --
 12/31/2001

Amortization of deferred compensation                  --       132,750            --              --        132,750

Net loss                                               --            --            --      (4,075,364)    (4,075,364)  $ (4,075,364)
                                              -----------   -----------     ---------     -----------    -----------   ------------

Balance, December 31, 2001                    $(1,350,000)  $  (398,250)    $      --     $(6,195,364)   $ 9,074,368   $ (4,075,364)
                                              -----------   -----------     ---------     -----------    -----------   ============

    See independent auditors' report and the accompanying notes to financial statements.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                       Statements of Stockholders' Equity

                                                        Preferred Stock                   Common Stock              Additional
                                                 ----------------------------    -----------------------------       Paid-In
                                                    Shares          Amount          Shares           Amount          Capital
                                                 ------------    ------------    ------------     ------------     ------------
Balances Brought Forward                            1,000,000    $      1,000      37,588,179     $      3,759     $ 17,013,223

Oversubscription of common stock
 issued in private placement, 11/13/2001;
 49,990 shares cancelled at $1.60 per share,
 1/24/2002                                                 --              --         (49,990)              (5)         (79,995)

Preferred stock issue, net of
 issuance costs, 1/31/2002; 250,000
 shares at $10.00 per share                           250,000             250              --               --        2,499,750

Preferred stock issue, net of
 issuance costs, 4/30/2002; 250,000
 shares at $10.00 per share                           250,000             250              --               --        2,499,750

Preferred stock dividend, April 30, 2002                   --              --              --               --          270,000

Preferred stock issue, net of
 issuance costs, 7/31/2002; 250,000 shares
 at $10.00 per share                                  250,000             250              --               --        2,499,750

Collection of subscription receivable                      --              --              --               --               --

Options issued for consulting
 services, 9/10/2002; 15,000 options at $0.38
 per option, based on valuation                            --              --              --               --            5,700

Preferred stock dividend, 12/10/2002                       --              --              --               --        9,078,750

Amortization of deferred compensation                      --              --              --               --               --

Fair value adjustment on deferred
 compensation                                              --              --              --               --         (357,532)

COMPREHENSIVE LOSS

 Net loss                                                  --              --              --               --               --

 Other comprehensive loss:
 Unrealized gain (loss) on
 available-for-sale securities                             --              --              --               --               --
                                                 ------------    ------------    ------------     ------------     ------------

        Total Comprehensive Loss

Balance, December 31, 2002                          1,750,000    $      1,750      37,538,189     $      3,754     $ 33,429,396
                                                 ============    ============    ============     ============     ============

    See independent auditors' report and the accompanying notes to financial statements.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                       Statements of Stockholders' Equity

                                                                                          Deficit
                                                                         Accumulated    Accumulated
                                                                            Other        During the                       Total
                                          Subscription     Deferred     Comprehensive   Development                   Comprehensive
                                           Receivable    Compensation        Loss          Stage           Total          Loss
                                          ------------   ------------   -------------   ------------    ------------  -------------
Balances Brought Forward                  $ (1,350,000)  $   (398,250)   $         --   $ (6,195,364)   $  9,074,368

Oversubscription of common stock
 issued in private placement,
 11/13/2001;49,990 shares cancelled
 at $1.60 per share, 1/24/2002                      --             --              --             --         (80,000)

Preferred stock issue, net of
 issuance costs, 1/31/2002; 250,000
 shares at $10.00 per share                         --             --              --             --       2,500,000

Preferred stock issue, net of
 issuance costs, 4/30/2002; 250,000
 shares at $10.00 per share                         --             --              --             --       2,500,000

Preferred stock dividend, April 30,
 2002                                               --             --              --       (270,000)             --

Preferred stock issue, net of
 issuance costs, 7/31/2002; 250,000
 shares at $10.00 per share                         --             --              --             --       2,500,000

Collection of subscription receivable          465,000             --              --             --         465,000

Options issued for consulting
 services, 9/10/2002; 15,000 options
 at $0.38 per option, based on valuation            --         (5,700)             --             --              --

Preferred stock dividend, 12/10/2002                --             --              --     (9,078,750)             --

Amortization of deferred compensation               --         34,254              --             --          34,254

Fair value adjustment on deferred
 compensation                                       --        357,532              --             --              --

COMPREHENSIVE LOSS

 Net loss                                           --             --              --     (9,040,248)     (9,040,248)  $ (9,040,248)

 Other comprehensive loss:

 Unrealized loss on
 available-for-sale
 securities                                         --             --         (15,181)            --         (15,181)       (15,181)
                                          ------------   ------------    ------------   ------------    ------------   ------------

        Total Comprehensive Loss                                                                                       $ (9,055,429)
                                                                                                                       ============

Balance, December 31, 2002                $   (885,000)  $    (12,164)   $    (15,181)  $(24,584,362)   $  7,938,193
                                          ============   ============    ============   ============    ============

    See independent auditors' report and the accompanying notes to financial statements.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                       Statements of Stockholders' Equity

                                               Preferred Stock                Common Stock             Additional
                                        ------------------------------ ---------------------------      Paid-In
                                             Shares        Amount         Shares        Amount          Capital
                                        -------------- --------------- ------------- ------------- ------------------
Balances Brought Forward                    1,750,000    $      1,750      37,538,189    $      3,754    $ 33,429,396

Preferred stock issue, net of
 issuance costs, 1/31/2003; 250,000
 shares at $10.00 per share                   250,000             250              --              --       2,499,750

Collection of subscription receivable              --              --              --              --              --

Reduction of subscription receivable,
 in lieu of payment for services                   --              --              --              --              --

Amortization of deferred compensation              --              --              --              --              --

Fair value adjustment on deferred
 compensation                                      --              --              --              --          18,321

Offering cost for January 2004
 private placement                                 --              --              --              --         (17,603)

COMPREHENSIVE LOSS

 Net loss                                          --              --              --              --              --

 Other comprehensive loss:

 Unrealized gain (loss) on
 available-for-sale securities                     --              --              --              --              --
                                         ------------    ------------    ------------    ------------    ------------

        Total Comprehensive Loss

Balance, December 31, 2003                  2,000,000    $      2,000      37,538,189    $      3,754    $ 35,929,864
                                         ============    ============    ============    ============    ============

    See independent auditors' report and the accompanying notes to financial statements.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                       Statements of Stockholders' Equity

                                                                                       Deficit
                                                                    Accumulated      Accumulated
                                                                       Other         During the                           Total
                                       Subscription    Deferred    Comprehensive     Development                      Comprehensive
                                        Receivable   Compensation      Loss             Stage            Total            Loss
                                       ------------  ------------  -------------    -------------     ------------    -------------
Balances Brought Forward                 $(885,000)    $(12,164)    $    (15,181)    $(24,584,362)    $  7,938,193

Preferred stock issue, net of
 issuance costs, 1/31/2003;
 250,000 shares at $10.00 per share             --           --               --               --        2,500,000

Collection of subscription
 receivable                                825,000           --               --               --          825,000

Reduction of subscription receivable,
 in lieu of payment for services            36,000           --               --               --           36,000

Amortization of deferred compensation           --       25,663               --               --           25,663

Fair value adjustment on deferred
 compensation                                   --      (18,321)              --               --               --

Offering cost for January 2004,
 private placement                              --           --               --               --          (17,603)

COMPREHENSIVE LOSS

 Net loss                                       --           --               --       (5,080,427)      (5,080,427)    $ (5,080,427)

 Other comprehensive loss:
 Unrealized gain (loss) on
 available-for-sale Securities, net             --           --          (12,517)              --          (12,517)         (12,517)
                                         ---------     --------     ------------     ------------     ------------     ------------

        Total Comprehensive Loss                                                                                       $ (5,092,944)
                                                                                                                       ============

Balance, December 31, 2003               $ (24,000)    $ (4,822)    $    (27,698)    $(29,664,789)    $  6,214,309
                                         =========     ========     ============     ============     ============

    See independent auditors' report and the accompanying notes to financial statements.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                            Statements of Cash Flows

                                                                    Year Ended December 31        March 12, 2001
                                                                 -----------------------------    (Inception) to
                                                                     2003             2002       December 31, 2003
                                                                 ------------     ------------   -----------------
Cash Flows from Operating Activities
   Net loss                                                      $ (5,080,427)    $ (9,040,248)    $(18,196,039)
   Adjustments to reconcile net loss to net cash used in
    operating activities
      Depreciation and amortization                                   847,754          786,740        1,694,849
      Amortization of net premium paid on investments                   5,737           48,814           54,551
      Dividend income reinvested                                      (72,308)          (9,796)         (82,104)
      Members' contributed salaries                                                         --           12,986
      Research and development service fee netted against
       proceeds received from preferred stock issuance                 20,000        1,995,000        5,015,000
      Operating expenses paid by related parties on behalf of
       Company                                                             --               --           17,587
       Amortization of deferred compensation                           25,663           34,254          192,667
       Investor relation fees netted against subscription
       receivable                                                      36,000               --           36,000
       Compensatory common stock                                           --               --          135,000
       Loss on sale of available-for-sale securities                   23,759            7,145           30,904
   Changes in assets and liabilities
      Prepaid expenses                                                975,847       (2,029,788)      (1,092,402)
      Interest receivable                                               5,891           (5,891)              --
      Supplies                                                        (56,798)         (30,239)         (87,037)
      Deposits                                                             --          (29,953)         (29,953)
      Accounts payable and accrued expenses                            (1,169)        (119,838)         262,076
                                                                 ------------     ------------     ------------

Net Cash Used in Operating Activities                              (3,270,051)      (8,393,800)     (12,035,915)
                                                                 ------------     ------------     ------------

Cash Flows from Investing Activities
   Purchases of available-for-sale securities                      (1,919,734)      (7,638,437)      (9,558,171)
   Proceeds from sale of available-for-sale securities              1,783,032        6,369,914        8,152,946
   Expenditures related to patent                                     (36,267)         (20,914)         (67,436)
   Purchases of property and equipment                                (60,910)        (431,444)        (493,974)
                                                                 ------------     ------------     ------------

Net Cash Used in Investing Activities                                (233,879)      (1,720,881)      (1,966,635)
                                                                 ------------     ------------     ------------

Cash Flows from Financing Activities
   Repurchase of common stock                                              --          (80,000)         (80,000)
   Collection of subscription receivable                              825,000          465,000        1,290,000
   Issuance of common stock, net of offering and
    transaction costs                                                      --               --        2,888,317
   Issuance of preferred stock                                      2,480,000        5,505,000        9,932,496
   Private placement offering costs                                   (17,603)              --          (17,603)
                                                                 ------------     ------------     ------------

Net Cash Provided by Financing Activities                           3,287,397        5,890,000       14,013,210
                                                                 ------------     ------------     ------------

Net Increase (Decrease) in Cash and Cash Equivalents                 (216,533)      (4,224,681)          10,660

Cash and Cash Equivalents, Beginning of Period                        227,193        4,451,874               --
                                                                 ------------     ------------     ------------

Cash and Cash Equivalents, End of Period                         $     10,660     $    227,193     $     10,660
                                                                 ============     ============     ============

    See independent auditors' report and the accompanying notes to financial statements.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS

Nature of Operations

Astralis, Ltd. (the "Company") is an emerging stage biotechnology company, based in New Jersey and incorporated under the laws of the State of Delaware, which primarily engages in research and development of treatments for immune system disorders and skin diseases. The Company is currently developing two products. Psoraxine(R), administered by intramuscular injection, is a protein based therapy for the treatment of psoriasis. The Company's second product is for the treatment of leishmaniasis. The Company is also engaged in research on the possible development of the technology underlying Psoraxine(R) for the treatment of other indications, such as eczema, and psoriatic arthritis.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements are prepared on the accrual basis of accounting in accordance with United States generally accepted accounting principles ("US GAAP").

Development Stage Enterprise

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards No. 7 "Accounting and Reporting for Development Stage Enterprises" ("SFAS No. 7"). Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Since the inception of the Company, management has been in the process of performing research and development activities, fulfilling FDA requirements in order to enter human clinical trials in the US with Psoraxine(R), initiating Phase I clinical studies and the raising of capital through private placement stock offerings.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Furniture and equipment are recorded at cost, less accumulated depreciation computed on a straight-line basis over the estimated useful lives of the respective assets. Depreciation is computed using a four-year life for computer and office equipment, three to four years for lab equipment, five-year for automobile, seven-year for furniture and fixtures and three-year for leasehold improvements.

Income Taxes

Income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of the valuation allowances, which have been recorded against deferred tax assets. Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting of assets and liabilities. Net deferred tax assets and liabilities, relating primarily to federal and state net operating loss carryforwards and research and development credits that have been deferred for tax purposes have also been recorded. A valuation reserve has been recorded to offset a portion of the deferred tax benefit (except for amount realized through the sale of a portion of the Company's New Jersey net operating loss) because management has determined it is more likely than not that the deferred tax assets will not be realized. See Note 7.

Fair Value of Financial Instruments

The Company's financial instruments, including cash and cash equivalents, accounts payable and accrued expenses, are carried at cost, which approximates fair value.

Stock-Based Compensation Arrangements

The Company applies the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting For Stock Issued To Employees," and related interpretations, in accounting for its stock-based grants to employees and directors. Under the intrinsic value method of accounting, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company applies the disclosure provisions specified in SFAS No. 148, "Accounting For Stock Based Compensation - Transition and Disclosure - an Amendment of SFAS 123." The Company applies SFAS No. 123, "Accounting for Stock-Based Compensation," in accounting for stock-based grants to non-employees.

The following table illustrates the effect on net loss and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                                                                               Year Ended December 31,
                                                                            ------------------------------
                                                                               2003             2002
                                                                            -----------     --------------
      Net loss, as reported                                                 $(5,080,427)    $  (18,388,998)
      Add:
          Stock-based compensation expense included in reported net
           loss determined under APB No. 25, net of related tax effects              --                 --
      Deduct:
          Total stock-based director compensation expense determined under fair-value-based method for all awards, net of related
           tax effects                                                           11,589                 --
                                                                            -----------     --------------

       Pro forma net loss                                                   $(5,092,016)    $  (18,388,998)
                                                                            ===========     ==============

       Loss per share:
             Basic - as reported                                            $     (0.14)    $        (0.49)
             Basic - pro forma                                              $     (0.14)    $        (0.49)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be issued in future years. The estimated fair value of each option granted was calculated using the Black-Scholes option-pricing model. The following summarizes the weighted average of the assumptions used in the model.

                                       2003      2002
                                       -----     -----

      Risk free rate                     2.1%       --
      Expected years until exercise      3.0        --
      Expected stock volatility        100.0%       --
      Dividend yield                      --        --
                                       =====     =====

Loss Per Share

Loss per common share is calculated in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("FAS 128"). Basic loss per common share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Shares associated with stock options, warrants and convertible preferred stock are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).

The common shares potentially issuable arising from these instruments, which were outstanding during the periods presented in the financial statements, consisted of:

                                        2003           2002
                                     -----------    -----------

      Options                        $   365,000    $   315,000
      Warrants                         6,780,237      6,780,237
      Convertible preferred stock     12,500,000     10,937,500
                                     -----------    -----------

                                     $19,645,237    $18,032,737
                                     ===========    ===========

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Information

The Company has determined it has one reportable operating segment as defined by Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."

Research and Development Costs

The cost of research, development and product improvement expenditures, which includes depreciation of the Company's laboratory and amortization of the technology access option, are charged to expense as they are incurred. Research, development and product improvement costs included in operating expenses amounted to $4,045,673 and $7,761,542 for the years ending December 31, 2003 and 2002, respectively; and $15,038,990 for the period from March 12, 2001 (date of inception) to December 31, 2003.

Included in this amount were payments to related parties (see Note 11).

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" (FIN 46 or Interpretation). FIN 46 is an interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and addresses consolidation by business enterprises of variable interest entities (VIEs). The primary objective of the Interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. The Interpretation requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. An enterprise is required to consider the rights and obligations conveyed by its variable interests in making this determination. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities, other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. The statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The provisions of SFAS No. 149 generally are to be applied prospectively only. The adoption of SFAS No. 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classification and measurement by an issuer of certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). Many of those instruments were previously classified as equity. This Statement also addresses questions about the classification of certain financial instruments that embody obligations to issue equity shares. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except as it relates to consolidated limited-life subsidiaries. The FASB

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

indefinitely deferred the effective date of this statement as it relates to certain mandatorily redeemable non-controlling interests in consolidated limited-life subsidiaries. The adoption of the effective provisions of SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

On December 17, 2003, the Staff of the Securities and Exchange Commission (or
SEC) issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21,Accounting for Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds the SEC's related Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company incurred net losses to common stockholders of $5,080,427 and $29,664,789 for the year ended December 31, 2003 and for the period March 12, 2001 (date of inception) to December 31, 2003, respectively. Included in these net losses were non-cash preferred stock dividends generated from beneficial conversion features of preferred stock in the amounts of $0 for the year ended December 31, 2003 and $11,468,750 in the cumulative net loss (see Note 8).

Pharmaceutical products must undergo an extensive process, including testing in compliance with U.S. Food and Drug Administration ("FDA") regulations, before they can be commercially sold and distributed in the United States. FDA testing occurs in various phases over a multiple number of years. The Company expects to continue clinical testing of Psoraxine in 2004. The Company will need significant additional funds to complete all of the testing required by the FDA. Currently, the Company has no products approved for commercial sale and therefore no means to generate revenue.

Consequently, the aforementioned items raise substantial doubt about the Company's ability to continue as a going concern.

Management plans to raise additional capital through private placement equity offerings in 2004 (see Note 16). These funds, in addition to its cash and marketable securities held at December 31, 2003, will be needed in order to finance the Company's currently anticipated needs for operating and capital expenditures for 2004, including the cost to complete Phase II of the FDA testing process for Psoraxine. The Company will also need to raise significant additional funds from outside sources in future years in order to complete future phases of FDA required testing.

The Company's ability to continue as a going concern is dependent upon raising capital through debt and equity financing. There can be no assurance that the Company will successfully raise the required future financing on terms desirable to the Company or that the FDA will approve Psoraxine for use in the United States. If the Company does not obtain the needed funds, it will likely be required to delay development of its products, alter its business plan, or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 4 - MARKETABLE SECURITIES

The Company's marketable equity securities consisted of certificates of deposit, fixed income funds that have a readily determinable fair market value. Management determines the appropriate classifications of its investments using Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities" at the time of purchase, and re-evaluates such determinations at each balance sheet date.

The securities reflected in these financial statements are deemed by management to be "available-for-sale" and, accordingly, are reported at fair value, with unrealized gains and losses reported in other comprehensive income and reflected as a separate component within the Stockholder's Equity section of the balance sheets. Realized gains and losses on securities available-for-sale are included in other income/expense and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specification method.

As of December 31, 2002, available-for-sale securities consist of the following:

                                                                        Gross            Gross
                                                     Amortized        Unrealized      Unrealized
                                   Due                 Cost              Loss            Gains          Fair Value
                            -----------------       ----------        ---------       -----------       ----------
Certificates of Deposit     1/2003 to 11/2014       $  512,584        $  (8,294)      $        24       $  504,314

Fixed Income Fund               current                709,776           (6,911)               --          702,865
                                                    ----------        ---------       -----------       ----------

                                                    $1,222,360        $ (15,205)      $        24       $1,207,179
                                                    ==========        =========       ===========       ==========

As of December 31, 2003, available-for-sale securities consist of the following:

                                                                       Gross            Gross
                                                     Amortized       Unrealized       Unrealized
                                  Due                  Cost             Loss            Gains           Fair Value
                            -----------------       ----------        ---------       -----------       ----------
Fixed Income Fund               Current             $1,401,872        $ (27,740)      $        42       $1,374,174
                                                    ----------        ---------       -----------       ----------

                                                    $1,401,872        $ (27,740)      $        42       $1,374,174
                                                    ==========        =========       ===========       ==========

NOTE 5 - INTANGIBLE ASSETS

The Company's policy is to capitalize the costs of purchased and internally developed patents and those expenses in connection with patent rights licensed to the Company. The life of the patent is 20 years from the date the patent is applied for or 17 years from when it is granted, whichever is longer. The Company's policy is to capitalize direct costs related to the rights it has licensed, and amortize them on a straight-line basis over the remaining portion of the 20-year period, which commenced on March 16, 2001, the date the application was filed for the patent the Company has licensed

The Company paid $5,000,000 for a technology access option from SkyePharma PLC ("SkyePharma"). This option gives the Company the right, until December 10, 2008, to enter into a non-exclusive license agreement to utilize any of three drug delivery systems of SkyePharma in connection with any drugs it develops to treat two specific immunotherapies. Upon exercise of the option, the Company will be required to pay a license fee of 5% of net sales of any product utilizing the drug delivery systems. All other terms of the license agreement will be determined upon exercise of the option.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 5 - INTANGIBLE ASSETS (Continued)

Management has taken the position that the technology access option fee is a license fee which allows the Company, prior to commercialization of its drugs, to utilize the established delivery system technologies of SkyePharma to test for viability and enhancement of the Company's Psoraxine vaccine. In accordance with Financial Accounting Standard No. 2 - Research and Development Costs ("SFAS No. 2"), the Company has capitalized the technology access option as a research and development intangible asset and is amortizing it over its seven-year life. The Company will evaluate this intangible annually for impairment under FAS 144 "Accounting For The Impairment or disposal of Long-Lived Assets."

The Company has amortized $2,892 and $2,135 of patent costs and $714,288 of the cost of the technology option license in 2003 and 2002, respectively. The amortization related to the technology option license is recorded as research and development cost as required by SFAS No. 2.

Intangible assets consisted of the following at December 31,

                                           2003           2002
                                       -----------     -----------

      Patent                           $   100,464     $    46,765

      Technology access fee              5,000,000       5,000,000

      Less accumulated amortization     (1,493,924)       (776,744)
                                       -----------     -----------

                                       $ 3,606,540     $ 4,270,021
                                       ===========     ===========

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31,

                                                     2003          2002
                                                   ---------     ---------

      Furniture and Fixtures                       $  28,281     $  27,813
      Computer Equipment                              21,803        17,120
      Leasehold Improvements                         196,544       181,604
      Lab Equipment                                  236,781       195,962
      Automobiles                                      8,945         8,945
                                                   ---------     ---------
                                                   $ 492,354     $ 431,444

      Accumulated depreciation and amortization     (199,305)      (68,731)
                                                   ---------     ---------

                                                   $ 293,049     $ 362,713
                                                   =========     =========

Depreciation expense amounted to $130,574 and $68,697 for the years ended December 31, 2003 and 2002, respectively. The depreciation related to the Company's laboratory and related equipment is recorded as research and development as required by SFAS No. 2.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 7 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary timing differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts used for income tax purposes. The tax effects of temporary differences and net operating loss carryforwards and tax credits that give rise to significant portions of the deferred tax assets recognized are presented below:

                                                                         December 31,
                                                                     2003           2002
                                                                 -----------     -----------
      Deferred tax assets :
          Prepaid research and development                       $   798,800     $ 1,062,100
          Deferred compensation                                       77,000              --
          Accumulated depreciation and amortization                  332,000         173,100
          Research and development credits carryforward            1,125,400         437,200
          Federal and state deferred tax benefit arising from
           net operating loss carryforwards                        5,612,500       3,838,000
                                                                 -----------     -----------
                                                                   7,945,700       5,510,400

      Less valuation allowance                                    (7,945,700)     (5,510,400)
                                                                 -----------     -----------

      Total deferred tax assets                                  $        --     $        --
                                                                 ===========     ===========

As of December 31, 2003, the Company had losses, which resulted in net operating loss carryforwards for tax purposes amounting to approximately $14,500,000 that may be offset against future taxable income. These carryforwards start to expire in 2021. The Company generated federal research and development credits of $784,400 that will expire in 2021 and state credits of $341,000 that will expire in 2008. However, these carryforwards and credits may be significantly limited due to changes in the ownership of the Company as a result of future equity offerings.

Recognition of the benefits of the deferred tax assets and liabilities will require that the Company generate future taxable income. There can be no assurance that the Company generates any earnings or any specific level of earnings in future years. Therefore, the Company has established a valuation allowance for deferred tax assets (net of liabilities) of approximately $7,945,700 and $5,510,400 as of December 31, 2003 and 2002.

In 2003, the Company sold $2,863,511 of its gross New Jersey net operating loss carryforwards under the State of New Jersey's Technology Business Tax Certificate Transfer Program (the "Program"). The Program allows qualified technology and biotechnology businesses in New Jersey to sell unused amounts of net operating loss carryforwards and defined research and development tax credits for cash. The proceeds from the sale of the Company's carryforwards was $221,600 (net of fees) and the amount was recorded as a tax benefit in the statements of operations. The State of New Jersey renews the Program annually and limits the aggregate proceeds of the program to $10,000,000. Due to the uncertainty at any time as to the Company's ability to effectuate the sale of available New Jersey net operating losses, and since the Company has no control or influence over the Program, the benefits are recorded once the agreement with the counterpart is signed and the sale is approved by the State.

In accordance with federal income tax regulations, the net loss incurred by Astralis, LLC from inception to the date of its merger with the Company has been excluded from the benefits of the net operating loss carryforwards reflected in this footnote.

The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States federal statutory income tax rate of 34%.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 7 - INCOME TAXES (Continued)

                                                                             December 31,
                                                                        2003             2002
                                                                     -----------      -----------
      Federal income tax benefit at statutory rate                   $ 1,727,300      $ 3,165,000
      State income tax benefit (net of effect of federal benefit)        296,300          600,800
      Non-deductible expenses                                            (54,900)        (142,700)
      Research and development credit                                    688,200          232,500
      Valuation allowance                                             (2,435,300)      (3,855,600)
                                                                     -----------      -----------

          Income Tax Benefit                                         $   221,600      $        --
                                                                     ===========      ===========

          Effective Income Tax Rate                                          (13%)              0%
                                                                     ===========      ===========

NOTE 8 - CAPITAL STOCK ACTIVITY

On December 15, 2003, the Company amended it's Articles of Incorporation to authorize the issuance of 150,000,000 shares of common stock, $0.0001 par value per share, and 3,000,000 shares of Series A preferred stock, $0.001 par value of which 37,538,189 shares of common and 2,000,000 shares of Series A preferred were outstanding as of December 31, 2003.

In 2001 Astralis LLC and the Company merged and this transaction was treated as a recapitalization of the Company, whereby the Company issued to the members of Astralis, LLC, 28,000,000 shares of common stock and warrants to purchase 6,300,000 shares of Company common stock for $1.60 per share in a one-for-one exchange for all of the outstanding 28,000,000 Astralis, LLC member units of ownership and 6,300,000 options to purchase member units.

Astralis LLC issued 25,300,000 units on April 25, 2001 to various members for an aggregate subscription receivable amount of $33,183. During 2001, the members paid $33,183 on behalf of the Company to satisfy their subscription receivable.

On September 1, 2001, five new members were admitted as members of the LLC through the execution of a subscription agreement. These new members subscribed to units ("Units") from Astralis LLC consisting of an aggregate of 2,700,000 membership interests (the "Membership Interests") in Astralis LLC and 6,300,000 options to purchase additional Membership Interests in Astralis LLC for an exercise price of $1.60 per Membership Interest. On November 13, 2001, the aforementioned Units were exchanged for an aggregate of 2,700,000 shares of our common stock and warrants to purchase 6,300,000 shares of common stock at an exercise price of $1.60 per share. The aggregate purchase price for such Units was $1,350,000 and was paid with subscription notes. Warrants to purchase 3,150,000 shares of common stock, as amended, expire on December 13, 2004 and 3,150,000 expire November 13, 2006.

In 2002 and 2003, the Company collected $465,000 and $825,000 in cash of the subscription receivables, respectively. In April 2003, the Company entered into the Amended Investor Relation Agreement with one of the stockholders who has outstanding subscription receivable with the Company. The Company reduced the stockholder's subscription receivable for services received, valued at $36,000, that the stockholder provided to the Company. The Company will receive services valued at $24,000 in 2004 in lieu of payment of the outstanding subscription receivable balance.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 8 - CAPITAL STOCK ACTIVITY (Continued)

Common Stock

In September 2001, Astralis, LLC granted 500,000 membership units to a consultant in return for services rendered. The membership units were subsequently exchanged for shares of common stock of the Company. The cost of the services, based on an independent valuation of the units granted, which amounted to $135,000, were recorded at the time the services were rendered in 2001.

In November 2001, the Company completed a $3,321,887 private placement offering pursuant to which it sold 103.81 units at $32,000 per unit for an aggregate amount of $3,321,887. Each unit consisted of 20,000 shares of common stock and warrants to purchase 4,000 shares of the Company's common stock at $4.00 per share. The warrants expire on November 13, 2006. The holders of these shares of common stock and warrants received registration rights. The Company was required to file a registration statement by March 13, 2002 to register the sale of these shares and the shares underlying the warrants. Upon consummation of the private placement, the Company paid a $100,000 investment banking fee and entered into an agreement for future investment banking services amounting to $144,000, payable in 24 equal monthly installments of $6,000.

In April 2001, the Company issued warrants to purchase 75,000 shares of common stock at an exercise price of $1.75 per share. These warrants expire in April 2004.

In January 2002, the Company agreed to amend a subscription agreement with one of the investors who participated in the November 2001 private placement offering. The Company consented to reduce the number of shares in the subscription agreement by 49,990 shares of common stock. The Company cancelled the respective shares and returned the corresponding amount of funds to the investor amounting to $80,000.

Preferred Stock

On December 13, 2001, the Company authorized 2,000,000 shares of preferred stock to be designated as "Series A Convertible Preferred Stock" ("Series A Preferred") with a $0.001 par value per share. If the Company declares a dividend, holders of each share of Series A Preferred are entitled to non-cumulative cash dividends which will be the greater of i) 6% of the preferred share purchase price; or ii) the amount such holders would have received had the holders converted to common stock immediately prior to record date for payment of a dividend to holders of common stock. No dividend can be declared or paid on common stock without an equal or greater dividend being paid or declared on the Series A Preferred. Holders of each share of Series A Preferred were entitled to vote on all matters at stockholder meetings. Holders of each share of the Series A Preferred could convert their shares to common stock at an initial conversion price of $2.50. The conversion price could be adjusted and reset as set forth in the purchase agreement for the Series A Preferred.

On December 10, 2001, the Company and SkyePharma entered into a purchase agreement whereby SkyePharma agreed to purchase 2,000,000 shares of Series A Preferred at a price of $10 per share over a 13-month period with five separate closings. On December 10, 2002, the one-year anniversary of the agreement, SkyePharma received registration rights on the common stock underlying its Series A Preferred shares. The first closing occurred in December 2001 and the Company sold 1,000,000 shares of Series A Preferred for a purchase price of $10,000,000.

The second, third and fourth closing occurred in January 2002, April 2002, and July 2002. On each closing, the Company sold 250,000 shares of Series A Preferred for a purchase price of $2,500,000. The final 250,000 shares of Series A Preferred totaling $2,500,000 closed on January 31, 2003.

The Company's stock price on December 10, 2001 was $3.03; consequently, pursuant to the requirements of EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", as amended by EITF 00-27, the issuance of the Series A Preferred, which was convertible initially at $2.50 per share at any time, resulted in a beneficial conversion feature recorded as a preferred stock dividend in the amount of $2,120,000.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 8 - CAPITAL STOCK ACTIVITY (Continued)

The Company's stock price on April 30, 2002 was $2.77; consequently, the issuance of the Series A Preferred, which was convertible initially at $2.50 per share at any time, resulted in a beneficial conversion feature recorded as a preferred stock dividend in the amount of $270,000.

Since the conversion price of the Series A Preferred was subject to reset provisions as described above, there was a beneficial conversion feature applicable to the Series A Preferred. Using the potential conversion price of $1.60 for the first anniversary date as specified in the purchase agreement, the beneficial conversion feature resulted in an additional preferred stock dividend of $9,078,750 in December 2002.

On January 20 ,2004, SkyePharma converted 2,000,000 shares of Series A Preferred into 25,000,000 shares of common stock at a reduced conversion price of $0.80 per share (see Note 16).

Stock Warrants

At December 31, 2003, the Company had the following outstanding common stock warrants to purchase its securities:

                                      Number of Warrants        Exercise Price
                                            Issued                 Per Share
                                      ------------------      ------------------

                                          6,780,237              $1.60 - $4.00
                                      ==================      ==================

These warrants were primarily issued in connection with the exchange with Astralis, LLC and the private placement offering.

NOTE 9 - STOCK OPTION PLAN

On September 10, 2001, the Company adopted its 2001 Stock Option Plan that provides for the granting of options to officers, directors, employees, and consultants. The number of shares of common stock that can be purchased under this plan is limited to 5,000,000 shares, adjustable for changes in the capital structure of the Company. No options can be granted under this plan after September 10, 2011. Options granted under this plan may be either incentive stock options or non-qualified stock options. Options terms are not to exceed 10 years. The options have limited transferability, and will be subject to various vesting provisions as determined at the date of grant. The Board of Directors or a committee thereof will determine the exercise price of options granted in accordance with the provisions of this plan. The Board has the ability to amend, suspend or terminate this plan at any time, subject to restrictions imposed by applicable law.

On December 31, 2001, the Company granted two consultants options to purchase an aggregate 300,000 shares of the Company's common stock in exchange for their services. These options vest ratably, at 75,000 per year, over a four-year period commencing in 2001. The expiration terms of these options are 4 years, 3 years, 2 years and 1 year, for options vesting in 2001, 2002, 2003 and 2004, respectively. The strike price for all of these options is $2.75.

During July 2002, the Company granted 15,000 stock options with a strike price of $2.50, as compensation to a consultant.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 9 - STOCK OPTION PLAN (Continued)

The Company records deferred compensation when it makes compensatory stock option grants to employees, members of the Board of Directors, consultants or advisory board members. For the options granted to consultants, the amount of deferred compensation recorded is the fair value of the stock options on the grant date as determined using a Black-Scholes option-pricing model. The Company records deferred compensation as a reduction to shareholders' equity with an offsetting increase to additional paid-in capital. The Company then amortizes deferred compensation into stock-based compensation expense over the performance period, which typically coincides with the vesting period of the stock-based award.

During April 2003, the Company granted options to purchase 50,000 shares of common stock at an exercise price of $0.45 per share to one of its directors. Options to purchase 12,500 shares of common stock vested on April 4, 2003, and options to purchase an additional 12,500 shares will vest each year thereafter for the following three years.

NOTE 10 - DEFERRED COMPENSATION

The components of deferred compensation for the options granted are as follows at December 31,

                                                    2003           2002
                                                  ---------     ---------

      Balance at January 1                        $  12,164     $ 398,250
      Deferred compensation recorded                     --         5,700
      Fair value adjustments                         18,321      (357,532)
      Amortization to stock-based compensation      (25,663)      (34,254)
                                                  ---------     ---------

      Balance at December 31                      $   4,822     $  12,164
                                                  =========     =========

Exercise prices for stock options outstanding as of December 31, 2003 and the weighted average remaining contractual life are as follows:

                                                      Weighted Average                              Weighted
                                                         Remaining               Number             Average
       Exercise Prices      Options Outstanding       Contractual Life        Exercisable        Exercise Price
       ---------------      -------------------       ----------------        -----------        --------------
      $    0.45                   50,000                2.25 years               12,500             $  0.45

      $    2.50 - 2.75            315,000                1.0 years              232,500             $  2.74

In accordance with FAS 123 the fair value of the options were estimated as of the date of the grant or subsequent vesting date, or December 31, 2003 if not vested, using a Black-Scholes option-pricing model. The assumptions used in estimating the fair value of the options ranged as follows:

      Volatility                          100% - 130%
      Risk-free interest rate             2.0% - 4.1%
      Expected life                       1 - 5 years
      Dividend yield                           -

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 11 - RELATED PARTY - TRANSACTIONS/COMMITMENTS/INDEMNIFICATIONS

Patent

A founding member of the Company is the owner of a patent application, filed March 16, 2001 with the United States Patent and Trademark Office, entitled "Compositions and Methods for the Treatment and Clinical Remission of Psoriasis" (the "Invention"). On April 26, 2001, the Company, in exchange for $10, entered into an exclusive license agreement to use and exploit the Invention, the technology related thereto, and the related patent rights, including the ability to license foreign patent rights. The term of the license agreement expires on the last date of expiration of the patent or earlier date as specified in the license agreement.

During the term of the license agreement, the Company is required to pay all fees and costs relating to the filing, prosecution, and maintenance of the patent and associated rights. In addition, the Company is required to pay all reasonable attorneys' fees of the Company, or patent owner, in the pursuit of any patent infringement litigation.

SkyePharma PLC Agreements

On December 10, 2001, the Company executed three agreements with SkyePharma, a pharmaceutical company located in England.

The Company entered into a stock purchase agreement whereby SkyePharma agreed to purchase 2,000,000 shares of Series A Preferred at a price of $10 per share in five separate closings over a 13-month period commencing in December 2001 (see
Note 8).

The Company entered into a technology option agreement whereby it agreed to pay SkyePharma $5,000,000 in return for the right, for 7 years, to enter into a non-exclusive license agreement with SkyePharma to utilize three drug delivery systems ($2,000,000, $2,000,000, and $1,000,000, respectively per delivery system). The royalty fee in this license agreement is specified to be 5% of the net sales of any product the Company sells utilizing a SkyePharma drug delivery system. All other terms of this license agreement would need to be determined upon exercise of the option. The Company can transfer this option to another party, subject to approval by SkyePharma. This license would only allow the Company to use these delivery systems for drugs that treat two particular immunotherapies - psoriasis and leishmaniasis. The $5,000,000 fee was required to be paid on December 10, 2001 and was netted (for convenience purposes) out of the first $10,000,000 installment purchase of preferred stock by SkyePharma.

The Company entered into a services agreement whereby it paid $11,000,000 to SkyePharma in return for SkyePharma providing all development, manufacturing, pre-clinical and clinical development services for the Company's primary - second generation Psoraxine, up to the completion of Phase II clinical studies. The contract recognized that SkyePharma performed $3,000,000 of these services in the fourth quarter of 2001 and that SkyePharma will perform and be paid for the remaining $8,000,000 of services in 2002 and 2003. The payment terms for the services agreement are fixed. The Company paid $3,000,000 in 2001, $7,980,000 in 2002 and $20,000 in 2003.

The service agreement terminated on December 31, 2002. In March 2003, the Company and SkyePharma amended the original service agreement, effective January 1, 2003, to extend the term of the agreement and modify the services to be provided by SkyePharma. SkyePharma will continue to provide certain services to the Company through December 31, 2004 in consideration for payments it received from the Company during 2002 in connection with this agreement, as a prepaid expense. This prepaid amount will be expensed during the remaining period of the amended service agreement. In 2003 and 2002, the Company expensed $1,007,500 and $5,985,000, respectively, in connection with the services agreement.

SkyePharma has the right of first negotiation to acquire the worldwide licensing and distribution rights to Psoraxine up to the completion of the Phase II studies. On completion of Phase II studies, Astralis will offer SkyePharma the option to acquire the worldwide licensing and distribution rights to Psoraxine. If SkyePharma does not take the option, Astralis will seek a marketing partner to fund Phase III clinical studies and to provide a sales and marketing infrastructure.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 11 - RELATED PARTY - TRANSACTIONS/COMMITMENTS/INDEMNIFICATIONS (Continued)

Indemnification

The Company has agreed, subject to specific provisions in the Technology Access Agreement, to indemnify SkyePharma, its directors and employees against any and all losses, claims, demands, proceedings, actions, etc. which may be brought or established against them as a result of, among other items, i) negligence of Company personnel or contractors or ii) death, personal injury or property damage or loss caused by the Company selling a product containing a SkyePharma delivery system which is defective or not merchantable. However, this indemnification does not apply to any death or personal injury arising from defects inherent in the delivery systems or technical know-how of SkyePharma licenses with the delivery system technology.

Other

A research entity owned by the spouse of the majority shareholder provided research and development services to the Company totaling $0 and $135,111 for the years ended December 31, 2003 and 2002, respectively.

NOTE 12 - OPERATING LEASES

On March 13, 2002, the Company entered into a lease agreement for laboratory and office space. The lease period is for three years and rent is $77,500 annually. The Company also entered into a concurrent service agreement with the lessor of the laboratory space on a time and material basis.

During 2002 and 2003, the Company leased two apartments and an automobile for two different key employees, one of whom is an officer.

The Company incurred rent expense in the amount of $137,070 and $80,071 for 2003 and 2002, respectively.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining lease terms of one year or greater, as of December 31, 2003:

      Year Ending December 31:
          2004                              $    83,224
          2005                                   19,454
                                            -----------

                                            $   102,678
                                            ===========

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 13 - COMPREHENSIVE LOSS

Excluding net loss, the Company's source of comprehensive loss is from the net unrealized loss on its marketable debt securities, which are classified as available-for-sale. The following summarizes the components of comprehensive loss:

                                                       Year Ended December 31,
                                                    ---------------------------
                                                        2003           2002
                                                    -----------     -----------

      Net loss                                      $(5,080,427)    $(9,040,248)
                                                    -----------     -----------

      Unrealized gain (loss) on securities:
         Unrealized gain arising during period          (26,245)        (15,181)
         Reclassification adjustment for loss
           realized in net loss                          13,728              --
                                                    -----------     -----------

      Unrealized gain (loss), net                       (12,517)        (15,181)
                                                    -----------     -----------

       Comprehensive loss                           $(5,092,944)    $(9,055,429)
                                                    ===========     ===========

NOTE 14 - CONCENTRATIONS

The Company currently has two products that are under development. Lack of product development or customer interest could have a materially adverse effect on the Company. Further, significant changes in technology could lead to new products or services that compete with the product to be offered by the Company. These changes could materially affect the price of the Company's products or render them obsolete.

NOTE 15 - SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

The Company did not pay any interest or taxes in 2003 or 2002.

Payment of the 2002 service fees totaling $1,330,000 were netted against the SkyePharma 2002 installment purchases of the Company's Series A Preferred stock.

The Company recorded an unrealized loss on its securities available-for-sale in the amount of $27,698 and $15,181 for the years ended December 31, 2003 and 2002, respectively.

NOTE 16 - SUBSEQUENT EVENTS

On January 20, 2004, the Company closed a private placement from which it received gross proceeds of approximately $4,080,000. The transaction consisted of the sale to accredited investors of units consisting of 8,159,964 shares of common stock and warrants to purchase 8,159,964 shares of common stock. The warrants have an exercise price of $.73 and expire in four years.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                          Notes to Financial Statements

NOTE 16 - SUBSEQUENT EVENTS (Continued)

Concurrently with the closing of the private placement, Skyepharma converted all of its outstanding shares of Series A Preferred Stock of the Company into 25,000,000 shares of common stock at a reduced conversion price of $0.80 per share. Skyepharma agreed that up to 12,500,000 shares of its common stock issued upon conversion of the Series A Preferred Stock will be subject to a call option at the discretion of the Company upon completion of an agreed upon milestone at a premium in excess of the conversion price. The call option can be exercised on or after July 21, 2004. In connection with this transaction and in accordance with SFAS 84, "Induced Conversions of Convertible Debt, an Amendment of APB Opinion No. 26" the Company will record a non-cash preferred stock dividend in January 2004 amounting to $10,750,000.

On the closing date of conversion, January 20, 2004, the Company and other original stockholders amended the stockholders agreement dated as of December 10, 2001. After the date of that Amendment, the Board of Directors is required to be comprised of at least seven directors and include at least two independent directors. Per the Amendment, SkyePharma shall have the right to nominate one director, who shall initially be Michael Ashton. From the date of the Amendment until the third anniversary, Jose Antonio O'Daly, Mike Ajnsztajn, Gaston Liebhaber and Gina Tedesco (the "Founders"), each has the right to nominate one director. The Founders will initially be directors. The Agreement will terminate upon the later of (i) the SkyePharma Termination Date or (ii) the third anniversary of this Amendment, which is January 20, 2007. Further, this agreement may be terminated by the mutual written consent. "The SkyePharma Termination Date" is the date on which SkyePharma no longer beneficially owns, in the aggregate, at least 20% of the outstanding common stock of the Company.

On February 19, 2004, the Company closed the second round of its private placement from which it received $1,150,000. The transaction consisted of the sale to accredited investors of units consisting of 2,299,902 shares of common stock and warrants to purchase 2,299,902 shares of common stock.

The Company paid a 5% commission in the amount of $261,496 to a related party in February 2004 for the consulting services related to two private placements completed in 2004. In addition, he, or his assignees, received warrants to purchase 418,394 shares of the Company's common stock at $0.50 per share and warrants to purchase 418,394 shares of the Company's common stock at $0.73 per share. An additional cash commission will be paid upon exercise of the warrants.

On February 19, 2004, after including the effects of the above transactions, the Company had approximately 73 million shares of common stock and no shares of preferred stock outstanding.

                          INTERIM FINANCIAL STATEMENTS

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                            Condensed Balance Sheets

                                     ASSETS
                                                                         March 31,      December 31,
                                                                           2004             2003
                                                                       ------------     ------------
                                                                        (Unaudited)
Current Assets
   Cash and cash equivalents                                           $    708,223     $     10,660
   Marketable securities                                                  4,709,681        1,374,174
   Prepaid expense - related party                                          755,625        1,007,500
   Prepaid expenses and supplies                                            184,794          171,939
                                                                       ------------     ------------

Total Current Assets                                                      6,358,323        2,564,273

Intangible Assets, Net - Related Party                                    3,333,328        3,511,900
Other Intangible Assets, Net                                                109,973           94,640
Property and Equipment, Net                                                 261,890          293,049
Deposits                                                                     29,953           29,953
                                                                       ------------     ------------

                                                                       $ 10,093,467     $  6,493,815
                                                                       ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued expenses                               $    633,760     $    279,506
                                                                       ------------     ------------

Total Current Liabilities                                                   633,760          279,506
                                                                       ------------     ------------

Commitments and Contingencies

Stockholders' Equity
   Convertible preferred stock, Series A, $.001 par value;
     3,000,000 shares authorized at 2004 and 2003; 0 and 2,000,000 issued and outstanding at 2004 and 2003, respectively
     (liquidation preference - $0 and $22,122,600 at 2004 and 2003)              --            2,000
   Common stock; $.0001 par value; 150,000,000 shares authorized at 2004 and 2003; 72,998,055 and 37,538,189 issued and
     outstanding at 2004 and 2003, respectively                               7,300            3,754
   Additional paid-in capital                                            51,633,776       35,929,864
   Deferred compensation                                                     (3,453)          (4,822)
   Common stock subscriptions receivable                                    (12,000)         (24,000)
   Accumulated other comprehensive loss                                      (3,154)         (27,698)
   Deficit accumulated in the development stage                         (42,162,762)     (29,664,789)
                                                                       ------------     ------------

Total Stockholders' Equity                                                9,459,707        6,214,309
                                                                       ------------     ------------

                                                                       $ 10,093,467     $  6,493,815
                                                                       ============     ============

    The accompanying notes are an integral part of these condensed financial statements.

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                       Condensed Statements of Operations
                                   (Unaudited)

                                                                                    Three Months Ended March 31,    March 12, 2001
                                                                                   -----------------------------    (Inception) to
                                                                                       2004             2003        March 31, 2004
                                                                                   ------------     ------------    --------------
Revenues                                                                           $         --     $         --     $         --
                                                                                   ------------     ------------     ------------

Operating Expenses
   Research and development - related party                                             430,447          430,447       12,189,869
   Research and development                                                             900,694          731,058        4,180,262
   Depreciation and amortization                                                          7,510           31,549           50,131
   General and administrative                                                           421,898          318,769        3,938,508
                                                                                   ------------     ------------     ------------

Total Operating Expenses                                                              1,760,549        1,511,823       20,358,770
                                                                                   ------------     ------------     ------------

Loss From Operations                                                                 (1,760,549)      (1,511,823)     (20,358,770)

Investment Income                                                                        12,576           37,109          193,122
                                                                                   ------------     ------------     ------------

Loss Before Income Tax Benefit                                                       (1,747,973)      (1,474,714)     (20,165,648)

Income Tax Benefit                                                                           --               --          221,636
                                                                                   ------------     ------------     ------------

Net Loss                                                                             (1,747,973)      (1,474,714)     (19,944,012)

Preferred Stock Dividends                                                           (10,750,000)              --      (22,218,750)
                                                                                   ------------     ------------     ------------

Net Loss to Common Stockholders                                                    $(12,497,973)    $ (1,474,714)    $(42,162,762)
                                                                                   ============     ============     ============

Basic and Diluted Loss per Common Share                                            $      (0.19)    $      (0.04)    $      (1.13)
                                                                                   ============     ============     ============

Basic and Diluted Weighted Average Common Shares
 Outstanding                                                                         64,861,411       37,575,404       37,335,293
                                                                                   ============     ============     ============

    The accompanying notes are an integral part of these condensed financial statements

                                  ASTRALIS LTD.
                          (A Development Stage Entity)
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                         Three Months Ended March 31,    March 12, 2001
                                                                        -----------------------------    (Inception) to
                                                                           2004              2003        March 31, 2004
                                                                        ------------     ------------    --------------
Cash Flows from Operating Activities
    Net loss                                                            $ (1,747,973)    $ (1,474,714)    $(19,944,012)
    Adjustments to reconcile net loss to net cash used in
     operating activities
       Depreciation and amortization                                         214,792          210,121        1,909,641
       Amortization of net premium paid on investments                            --            2,978           54,551
       Dividends reinvested                                                  (25,489)         (11,586)        (107,593)
       Members' contributed salaries                                              --               --           12,986
       Research and development service fee netted against
        proceeds received from preferred stock issuance                           --               --        5,015,000
       Operating expenses paid by related parties on
        behalf of Company                                                         --               --           17,587
       Amortization of deferred compensation                                   1,369            3,345          194,036
       Investor relations fee netted against subscription receivable          12,000               --           48,000
       Compensatory common stock                                                  --               --          135,000
       Loss on sale of marketable securities                                  14,336               --           45,240
    Changes in assets and liabilities
       Prepaid expenses                                                      276,135          250,246         (816,267)
       Interest receivable                                                        --           (3,263)              --
       Supplies                                                              (37,115)          (5,802)        (124,152)
       Deposits                                                                   --               --          (29,953)
       Accounts payable and accrued expenses                                 339,377           (5,799)         601,453
                                                                        ------------     ------------     ------------

Net Cash Used in Operating Activities                                       (952,568)      (1,034,474)     (12,988,483)
                                                                        ------------     ------------     ------------

Cash Flows from Investing Activities
    Purchases of marketable securities                                    (3,800,010)      (1,665,997)     (13,358,181)
    Proceeds from sale of marketable securities                              500,200          160,000        8,653,146
    Expenditures related to patent                                            (1,868)          (1,113)         (69,304)
    Purchases of property and equipment                                       (3,647)         (27,147)        (497,621)
                                                                        ------------     ------------     ------------

Net Cash Used in Investing Activities                                     (3,305,325)      (1,534,257)      (5,271,960)
                                                                        ------------     ------------     ------------

Cash Flows from Financing Activities
    Repurchase of common stock                                                    --               --          (80,000)
    Proceeds from stock subscription receivable                                   --          232,315        1,290,000
    Issuance of common stock, net of offering and transaction costs        4,955,456               --        7,826,170
    Issuance of preferred stock, net of research and development
     service fee, technology option and costs of offering                         --        2,480,000        9,932,496
                                                                        ------------     ------------     ------------

Net Cash Provided by Financing Activities                                  4,955,456        2,712,315       18,968,666
                                                                        ------------     ------------     ------------

Net Increase in Cash and Cash Equivalents                                    697,563          143,584          708,223

Cash and Cash Equivalents, Beginning of Period                                10,660          227,193               --
                                                                        ------------     ------------     ------------

Cash and Cash Equivalents, End of Period                                $    708,223     $    370,777     $    708,223
                                                                        ============     ============     ============

    The accompanying notes are an integral part of these condensed financial statements.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                     Notes to Condensed Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The unaudited condensed financial statements included herein have been prepared by Astralis, Ltd. (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's 2003 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2004.

Stock Based Compensation

On April 4, 2003, the Company granted stock-based director compensation options to one member of the Board of Directors. The Company accounts for those options under the recognition and measurement principles of Accounting Principles Board
(APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based director compensation cost is included in net loss, as all the options granted had an exercise price equal to the market value of the stock on the date of grant. The following table illustrates the effect on net loss and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.

                                                                       Three Months Ended March 31,
                                                                      -----------------------------
                                                                          2004             2003
                                                                      ------------     ------------
      Net loss to common stockholders, as reported                    $(12,497,973)    $ (1,474,714)

      Add: Stock-based employee/ director compensation
       included in reported net loss                                            --               --
      Deduct: Total stock-based employee/director compensation
       expense under the fair value based method for all awards,
       net of tax                                                           (3,914)              --
                                                                      ------------     ------------

      Pro forma net loss                                              $(12,501,887)    $ (1,474,714)
                                                                      ============     ============

         Loss per share basic and diluted - as reported                       (.19)            (.04)
         Loss per share basic and diluted - pro forma                         (.19)            (.04)

      Shares used in basic and diluted loss per share amounts           64,861,411       37,575,404
                                                                      ============     ============

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                     Notes to Condensed Financial Statements

NOTE 2 - DESCRIPTION OF BUSINESS

Nature of Operations

Astralis Ltd. is an emerging biotechnology company based in New Jersey and engaged primarily in the research and development of novel treatments for immune system disorders and skin diseases. The Company is currently developing two products. Its primary product, Psoraxine, is an innovative vaccine under development for the treatment of psoriasis. The Company's second product is for the treatment of leishmaniasis.

NOTE 3 - GOING CONCERN

Pharmaceutical products must undergo an extensive process, including testing in compliance with U.S. Food and Drug Administration ("FDA") regulations, before they can be commercially sold and distributed in the United States. FDA testing occurs in various phases over several years. The Company commenced clinical testing of Psoraxine in the third quarter of 2003. The Company will need significant additional funds to complete all of the testing required by the FDA. Currently, the Company has no products approved for commercial sale and therefore no means to generate revenue. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management estimates that its current cash and marketable securities held at March 31, 2004, will be needed in order to finance the Company's currently anticipated needs for operating and capital expenditures through the second quarter of 2005, including the cost to complete Phase II of the FDA testing process for Psoraxine. The Company will also need to raise significant additional funds from outside sources in future years in order to complete future phases of FDA required testing.

The Company's ability to adhere to its current business plan is dependent upon raising capital through debt and equity financing. There can be no assurance that the Company will successfully raise the required future financing on terms desirable to the Company or that the FDA will approve Psoraxine for use in the United States. If the Company does not obtain the needed funds, it will likely be required to delay development of its products, alter its business plan, or in the extreme situation, cease operations.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Continuing as a going concern is dependent upon successfully obtaining additional working capital as described above. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and amounts and classifications of liabilities that might result from the outcome of this uncertainty.

NOTE 4 - MARKETABLE SECURITIES

The Company's marketable equity securities consisted of certificates of deposit and mutual funds that have a readily determinable fair market value. Management determines the appropriate classification of its investments using Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities" at the time of purchase, and re-evaluates such determinations at each balance sheet date.

The securities reflected in these financial statements are deemed by management to be "available-for-sale" and, accordingly, are reported at fair value, with unrealized gains and losses reported in other comprehensive income and reflected as a separate component within the Stockholders' Equity section of the balance sheets. Realized gains and losses on securities available-for-sale are included in other income/expense and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                     Notes to Condensed Financial Statements

NOTE 4 - MARKETABLE SECURITIES (Continued)

As of March 31, 2004, available-for-sale securities consist of the following:

                                                                        Gross               Gross
                                                  Amortized           Unrealized         Unrealized
                                   Due              Cost                 Loss               Gains         Fair Value
                                 -------         ------------         ----------         ----------       -----------
      Fixed Income Funds         Current         $  4,712,835         $  (13,081)         $  9,927        $ 4,709,681
                                                 ------------         ----------          --------        -----------

                                                 $  4,712,835         $  (13,081)         $  9,927        $ 4,709,681
                                                 ============         ==========          ========        ===========

NOTE 5 - CAPITAL STOCK ACTIVITY

On January 20, 2004, the Company closed a private placement from which it received gross proceeds of approximately $4,080,000. The transaction consisted of the sale to accredited investors of units consisting of 8,159,964 shares of common stock and warrants to purchase 8,159,964 shares of common stock. The warrants have an exercise price of $.73 and expire in four years.

Concurrently with the closing of the private placement, Skyepharma PLC ("Skyepharma") converted all of its outstanding shares of Series A Preferred Stock of the Company into 25,000,000 shares of common stock at a reduced conversion price of $0.80 per share. Skyepharma agreed that up to 12,500,000 shares of its common stock issued upon conversion of the Series A Preferred Stock will be subject to a call option at the discretion of the Company upon completion of an agreed upon milestone at a premium in excess of the conversion price. The call option can be exercised on or after July 21, 2004. In connection with this transaction and in accordance with SFAS 84, "Induced Conversions of Convertible Debt, an Amendment of APB Opinion No. 26" the Company recorded a non-cash preferred stock dividend in January 2004 amounting to $10,750,000.

On the closing date of conversion, January 20, 2004, the Company and other original stockholders amended the stockholders agreement dated as of December 10, 2001. The board of directors is now required to be comprised of at least seven directors and include at least two independent directors. The agreement will terminate upon the later of the SkyePharma Termination Date or the third anniversary of the amendment, which is January 20, 2007. Further, this agreement may be terminated by mutual written consent. "The SkyePharma Termination Date" is the date on which SkyePharma no longer beneficially owns, in the aggregate, at least 20% of the outstanding common stock of the Company.

On February 19, 2004, the Company closed the second round of its private placement from which it received $1,150,000. The transaction consisted of the sale to accredited investors of units consisting of 2,299,902 shares of common stock and warrants to purchase 2,299,902 shares of common stock at $0.73 per share.

In connection with the private placement the Company issued warrants to a related party to purchase 418,394 shares of the Company's common stock at $0.50 per share and warrants to purchase an aggregate of 418,394 shares of the Company's common stock at $0.73 per share.

                                 ASTRALIS, LTD.
                          (A Development Stage Entity)
                     Notes to Condensed Financial Statements

NOTE 6 - COMPREHENSIVE LOSS

Excluding net loss, the Company's source of comprehensive loss is from the net unrealized loss on its marketable debt securities, which are classified as available-for-sale. The following summarizes the components of comprehensive loss:

                                                                   Three Months Ended March 31,
                                                                   ----------------------------
                                                                      2004            2003
                                                                   -----------     -----------
      Net loss                                                     $(1,747,973)    $(1,474,714)

      Unrealized gain (loss) arising during period                       9,671          (1,676)

      Reclassification adjustment for loss realized in net loss         14,873              --
                                                                   -----------     -----------

      Unrealized gain (loss), net                                       24,544          (1,676)
                                                                   -----------     -----------

      Comprehensive loss                                           $(1,723,429)    $(1,476,390)
                                                                   ===========     ===========

NOTE 7 - NET LOSS PER SHARE

Basic and diluted net loss per common share are presented in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("FAS 128"), for all periods presented. In accordance with FAS 128, basic and diluted net loss per common share have been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with stock options, stock warrants, and convertible preferred stock are not included because the inclusion would be anti-dilutive (i.e., reduce the net loss per share). The total numbers of such shares excluded from diluted net loss per common share 18,441,891 and 19,595,237 at March 31, 2004 and 2003, respectively.

NOTE 8 - RELATED PARTY TRANSACTIONS

An entity whose sole shareholder is a director of the Company was paid a 5% commission in the amount of $261,496 in February 2004 for the consulting services related to the two private placements completed in 2004. In addition, the related party and his assignees received warrants to purchase an aggregate of 418,394 shares of the Company's common stock at $0.50 per share and warrants to purchase an aggregate of 418,394 shares of the Company's common stock at $0.73 per share. An additional cash commission will be paid upon exercise of the warrants.

NOTE 9 - RECLASSIFICATION

For comparability purposes, certain figures for the prior periods have been reclassified where appropriate to conform with the financial statement presentation used in 2004. These reclassifications had no effect on the reported net los

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of Delaware. In addition, our Certificate of Incorporation includes provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against those persons by reason of serving or having served as officers, directors or in other capacities to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware.

      Our bylaws provide the power to indemnify our officers, directors, employees and agents or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

Item 25. Other Expenses of Issuance and Distribution

      Expenses payable in connection with the issuance and distribution of the securities being registered (estimated except in the case of the registration fee) are as follows:

                                                               Amount
                                                               ------

Registration Fee                                              $  6,813
Printing                                                      $  7,500
Legal Fees and Expenses                                       $ 25,000
Accounting Fees and Expenses                                  $ 17,000
Miscellaneous                                                 $    687

                                                     TOTAL    $ 57,000

      The above fees will be paid by us and not by the selling stockholders.

Item 26. Recent Sales of Unregistered Securities


      In June 2004, we issued units consisting of 150,000 shares of common stock and warrants to purchase 150,000 shares of common stock to FPP Capital Advisors in consideration for services rendered in negotiating the Call Option Agreement dated January 12, 2004 between us and SkyePharma. In addition, we assigned to FPP Capital Advisors the right to purchase 1,250,000 shares of our common stock pursuant to the Call Option Agreement dated January 12, 2004 between us and SkyePharma. We relied on the exemption from registration with the Securities and Exchange Commission provided under Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933.

      On January 20, 2004 and February 19, 2004, we sold to accredited investors units consisting of an aggregate of 10,459,866 shares of common stock and warrants to purchase 10,459,866 shares of common stock for an aggregate purchase price of approximately $5.23 million. In connection with this transaction, FPP Capital Advisors and certain other persons who assisted FPP Capital Advisors in providing consulting services to us received a consulting fee of $261,496, warrants to purchase an aggregate of 418,394 shares of our common stock at $0.50 per share and warrants to purchase an aggregate of 418,394 shares of our common stock at $0.73 per share. We relied on the exemption from registration with the Securities and Exchange Commission provided under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D under the Securities Act of 1933.


      We entered into a Purchase Agreement dated as of December 10, 2001 with SkyePharma PLC, a company incorporated under the laws of England and Wales. Pursuant to the Purchase Agreement, SkyePharma purchased, during a thirteen month period ending January 31, 2003, 2,000,000 shares of our Series A Convertible Preferred Stock, par value $.001 per share, at a purchase price of $10.00 per share, or an aggregate purchase price of $20.0 million. We relied on the exemption from registration with the Securities and Exchange Commission provided under Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933. On January 20, 2004, pursuant to an Omnibus Conversion Agreement dated January 12, 2004 between us and SkyePharma, SkyePharma converted all of its shares of our Series A Preferred Stock into 25,000,000 shares of our common stock at a conversion price of $0.80 per share. We relied on the exemption from registration with the Securities and Exchange Commission provided under Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933.

      During November of 2001, we completed a private placement offering to accredited investors pursuant to which we sold an aggregate of 2,076,179 shares of our common stock and issued warrants to purchase an aggregate of 415,237 shares of our common stock, at an exercise price of $4.00 per share, for an aggregate purchase price of $3,321,887. We relied on the exemption from registration with the Securities and Exchange Commission provided under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D under the Securities Act of 1933.

      On November 13, 2001, pursuant to the Contribution Agreement, dated as of September 10, 2001, by and among us and the members of Astralis, LLC, a New Jersey limited liability company, the members of Astralis, LLC transferred all of their respective membership interests in Astralis, LLC to us in exchange for 28,000,000 shares of our common stock and 6,300,000 warrants to purchase common stock at an exercise price of $1.60 per share. Pursuant to the Contribution Agreement, we cancelled 23,800,000 of the 23,820,000 shares of common stock owned by Mr. Shai Stern who served as our Chief Executive Officer and sole director until his resignation, pursuant to the Contribution Agreement, on November 13, 2001. We relied on the exemption from registration afforded by
Section 4(2) of the Securities Act of 1933.

      During October of 2001, we issued a promissory note of $50,000 to Michael Garnick. The promissory note had a maturity date of November 13, 2001. We also issued to the lender 12,000 shares of common stock. The promissory note was repaid out of the proceeds of the private placement. We relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

      On September 1, 2001, Richard Genovese, David Stevenson, Grizzly Consulting Ltd., Wolver Limited and Logarithmic, Inc. purchased units from Astralis, LLC consisting of an aggregate of 2,700,000 membership interests in Astralis, LLC and 6,300,000 options to purchase additional membership interests for a purchase price of $1.60 per membership interest. The aggregate purchase price for such units was $1,350,000. Pursuant to the Contribution Agreement, on November 13, 2001 the units were exchanged for an aggregate of 2,700,000 shares of common stock and 6,300,000 warrants to purchase common stock at an exercise price of $1.60 per share. Astralis, LLC relied on the exemption from registration with the Securities and Exchange Commission provided under Section 3(b) of the Securities Act of 1933 and Rule 505 of Regulation D under the Securities Act of 1933.

      During May of 2001, we issued warrants to purchase 75,000 shares of our common stock at an exercise price of $1.75 per share in connection with a loan. We relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

Item 27. Exhibits

Exhibit Number                           Description
--------------                           -----------


3.1 *                          Certificate of Incorporation of Astralis Ltd.
3.2 **                         Bylaws of Astralis Ltd.
4.1 +++                        Specimen Stock Certificate
5.1                            Opinion of McCarter & English, LLP
10.1 **                        Agreement and Plan of Merger
10.2 #                         Contribution Agreement dated September 10, 2001
10.3 ##                        Purchase Agreement dated December 10, 2001
10.4 ##                        Stockholder Agreement dated December 10, 2001
10.5 +                         2001 Stock Option Plan
10.6 ***                       Sub-Lease Agreement
10.7 ***                       License Agreement dated April 26, 2001 between
                               Jose Antonio O'Daly and Astralis LLC
10.8 ***                       Assignment of License
10.9 ***                       Form of Warrant
10.10 ++                       Agreement for Services dated December 10, 2001
                               between SkyePharma Inc. and Astralis Ltd.
10.11 ++                       Technology Access Option Agreement dated December
                               10, 2001 by and among SkyePharma Inc., SkyePharma
                               Holding AG and Astralis Ltd.
10.12 ###                      Employment Agreement dated December 10, 2001,
                               between Dr. Jose Antonio O'Daly and Astralis Ltd.
10.13 ###                      Amendment #1 to Agreement for Services dated
                               March 18, 2003 between SkyePharma Inc. and
                               Astralis Ltd.
10.14 +                        Omnibus Conversion Agreement dated January 12,
                               2004 between Astralis Ltd. and SkyePharma PLC
10.15 +                        Call Option Agreement dated January 20, 2004
                               between Astralis Ltd. and SkyePharma PLC
10.16 +                        Amendment No. 1 to Stockholders Agreement dated
                               January 20, 2004 by and among Astralis Ltd.,
                               SkyePharma PLC, Jose Antonio O'Daly, Mike
                               Ajnsztajn, Gaston Liebhaber and Gina Tedesco

23.1                           Consent of McCarter & English, LLP (included in
                               Exhibit 5.1)
23.2                           Consent of L J Soldinger & Associates, LLC
24.1 +++ Powers of Attorney (included on the signature page)


----------

* Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10-KSB on March 30, 2004.

** Previously filed with the Securities and Exchange Commission as an Exhibit to the Preliminary Proxy Statement for Astralis Pharmaceuticals Ltd. on November 16, 2001.

*** Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form SB-2 for Astralis Ltd. on March 14, 2002.

# Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on Form 8-K for Astralis Pharmaceuticals Ltd. on November 14, 2001.

## Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on Form 8-K for Astralis Ltd. on December 14, 2001.

### Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10-KSB on March 31, 2003.

+ Previously filed with the Securities and Exchange Commission as an Exhibit to the Preliminary Proxy Statement for Hercules Development Group Inc. on October 4, 2001.

++ Previously filed with the Securities and Exchange Commission as an Exhibit to the Amendment to the Registration Statement on Form SB-2 for Astralis Ltd. on July 23, 2002.


+++ Previously filed.


Item 28. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fairfield, State of New Jersey, on June 28, 2004.


                                                    ASTRALIS LTD.


                                                    By: /s/ Mike Ajnsztajn
                                                        ------------------
                                                        Mike Ajnsztajn
                                                        Chief Executive Officer



      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

         Signature                     Title                          Date
         ---------                     -----                          ----



*                              Chairman of the Board              June 28, 2004
---------------------------
Dr. Jose Antonio O'Daly


/s/ Mike Ajnsztajn             Chief Executive Officer and        June 28, 2004
---------------------------    Director
Mike Ajnsztajn                 (principal executive officer)


/s/ Gina Tedesco               Chief Financial Officer and        June 28, 2004
---------------------------    Director
Gina Tedesco                   (principal financial and
                               accounting officer)

*                              Director                           June 28, 2004
---------------------------
Steven Fulda


*                              Director                           June 28, 2004
---------------------------
Gaston Liebhaber


*                              Director                           June 28, 2004
---------------------------
Fabien Pictet


*                              Director                           June 28, 2004
---------------------------
Michael Ashton


* By /s/ Mike Ajnsztajn
     -------------------------------
     Mike Ajnsztajn
     Attoney-in-Fact